UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, For Use of the Commission Only
☒	Definitive Proxy Statement		(as permitted by Rule 14a-6(e)(2))
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12
CLAIRE’S STORES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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CLAIRE’S STORES, INC.
3 S.W. 129th Avenue
Pembroke Pines, Florida 33027

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held on June 27, 2006

To our shareholders:
     You are cordially invited to attend the 2006 annual meeting of the shareholders of Claire’s Stores, Inc., which will be held at The St. Regis Fontainebleau Room, Two East 55th Street, at Fifth Avenue, New York, New York 10022 on June 27, 2006, at 9:30 a.m., New York City time. At the meeting, shareholders will vote on the following matters:
1.	The election of seven directors, each to serve for a one-year term;

2.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending on February 3, 2007;

3.	To vote on a shareholder proposal regarding our operations in Northern Ireland; and

4.	To transact such other business as may properly come before the annual meeting, including any adjournments or postponements of the meeting.
     If you own shares of our common stock as of the close of business on May 1, 2006, you can vote those shares by proxy or at the meeting.
By order of the Board of Directors,
MARLA L. SCHAEFER
Co-Chairman of the Board
E. BONNIE SCHAEFER
Co-Chairman of the Board
May 22, 2006

YOUR VOTE IS IMPORTANT
IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY OR PROXIES, AS THE CASE MAY BE, AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE PRE-PAID ENVELOPE.

CLAIRE’S STORES, INC.
3 S.W. 129th Avenue
Pembroke Pines, Florida 33027

PROXY STATEMENT

     Our board of directors is soliciting proxies from the holders of our common stock to be voted at our 2006 annual meeting of shareholders to be held on June 27, 2006, beginning at 9:30 a.m. New York City time, at The St. Regis Fontainebleau Room, Two East 55th Street, at Fifth Avenue, New York, New York, and at any adjournments or postponements thereof.
     We are first mailing this proxy statement and the enclosed form of proxy or proxies, as the case may be, on or about May 22, 2006. We are sending this proxy statement in connection with the proxy solicitation. You should review the information provided herein in conjunction with our annual report, for the fiscal year ended January 28, 2006, referred to as 2006 or fiscal 2006, which accompanies this proxy statement. Our principal executive office is located at 3 S.W. 129th Avenue, Pembroke Pines, Florida 33027 and our telephone number is (954) 433-3900.
ABOUT THE MEETING
What is the purpose of the annual meeting?
     At the annual meeting, shareholders will act upon the matters outlined in the accompanying notice of meeting, including the election of seven directors, the ratification of the appointment of KPMG LLP as our independent registered public accounting firm and the shareholder proposal regarding our Northern Ireland operations.
Who is entitled to notice of and to vote at the meeting?
     Only shareholders of record at the close of business on the record date, May 1, 2006, are entitled to receive notice of the annual meeting and to vote the shares of common stock and Class A common stock that they held on that date at the meeting, or any postponements or adjournments of the meeting. Each outstanding share of common stock entitles its holder to cast one vote on each matter to be voted upon, and each outstanding share of Class A common stock entitles its holder to cast ten votes on each matter to be voted upon.
Who can attend the meeting?
     All shareholders as of the record date, or their duly appointed proxies, may attend. Please note that if you hold shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date.
What constitutes a quorum?
     The presence at the meeting, in person or by proxy, of the holders of a majority of the aggregate combined voting power of the shares of common stock (one vote per share) and Class A common stock (ten votes per share) outstanding as of the record date will constitute a quorum, permitting business to be conducted at the meeting. As of the record date, 94,045,702 shares of our common stock were outstanding and 4,884,557 shares of our Class A common stock were outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of votes considered to be present at the meeting but will not be counted as votes cast “for” or “against” any given matter. An independent inspector of elections appointed for the annual meeting will determine whether or not a quorum is present and will tabulate votes cast by proxy or in person at the annual meeting.

     If less than a majority of the aggregate combined voting power of the outstanding shares of common stock and Class A common stock entitled to vote are represented at the meeting, a majority of the votes present, either in person or by proxy, at the meeting may adjourn the meeting to another date, time or place, and notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before an adjournment is taken.
How do I vote?
     If you complete and properly sign the accompanying proxy card(s), and return it to us, it will be voted as you direct. If you are a registered shareholder and you attend the meeting, you may deliver your completed proxy card(s) in person. “Street name” shareholders who wish to vote at the meeting will need to obtain a proxy from the institution that holds their shares.
Can I vote by telephone or by Internet?
     If your shares are held in “street name,” you may vote by telephone or Internet. Eligible shareholders should review their proxy card for instructions for voting by telephone or Internet. Please follow the directions on your proxy card carefully. Shareholders submitting proxies or voting instructions via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that would be borne by the shareholder.
     The deadline for voting by telephone or Internet is 11:59 p.m. on June 26, 2006.
Can I change my vote after I return my proxy card(s)?
     Yes. Even after you have submitted your proxy card(s), you may change your vote at any time before the proxy is exercised by filing with our Secretary either a notice of revocation or a duly executed proxy card(s) bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy or proxies, as the case may be.
What are the board’s recommendations?
     Unless you give other instructions on your proxy card(s), the persons named as proxy holders on the signed proxy card(s) will vote in accordance with the recommendations of our board of directors. The board recommends a vote:
•	for the election of the nominated slate of directors. See “Proposal 1 — Election of Directors.”

•	for the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending on February 3, 2007, referred to as fiscal 2007. See “Proposal 2 — Ratification of Independent Registered Public Accounting Firm.”

•	against the shareholder proposal regarding our operations in Northern Ireland. See “Proposal 3 — Shareholder Proposal Regarding Our Operations In Northern Ireland.”
     The board does not know of any other matters that may be brought before the meeting nor does it foresee or have reason to believe that the proxy holders will have to vote for substitute or alternate nominees for director. In the event that any other matter should properly come before the meeting or any nominee for director is not available for election, the proxy holders will vote as recommended by the board of directors.
What vote is required to approve each item?
     Proposal 1 — Election of Directors. The affirmative vote of a plurality of the votes cast, either in person or by proxy, at the meeting by the holders of the outstanding shares of our common stock (one vote per share) and Class A common stock (ten votes per share), voting together as a single class, is required for the election of directors. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. Shareholders do not have the right to cumulate their votes for directors.
     Proposal 2 — Ratification of the appointment of our Independent Registered Public Accounting Firm. The affirmative vote of a majority of the votes cast, either in person or by proxy, at the meeting by the holders of the outstanding shares of our common stock (one vote per share) and Class A common stock (ten votes per share), voting together as a single class, is required to ratify the appointment of KPMG LLP as our independent registered public accounting firm. A properly executed proxy marked “ABSTAIN” with respect to this proposal will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote since it is not counted as a vote cast.
     Proposal 3 — Shareholder Proposal regarding our Operations in Northern Ireland. The affirmative vote of a majority of the votes cast, either in person or by proxy, at the meeting by the holders of the outstanding shares of our common stock (one vote per share) and Class A common stock (ten votes per share), voting together as a single class, is required to approve the shareholder proposal regarding our operations in Northern Ireland. A properly executed proxy marked “ABSTAIN” with respect to this proposal will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote since it is not counted as a vote cast.
     Other Items. In the event other items are properly brought before the shareholders at the meeting, the affirmative vote of a majority of the votes cast (either in person or by proxy) at the meeting by the holders of the outstanding shares of common stock (one vote per share) and Class A common stock (ten votes per share), voting together as a single class, will be required for approval.
What is the effect of “broker non-votes”?
     If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.
Who pays for the preparation of the proxy?
     We will pay the cost of preparing, assembling and mailing the proxy statement, notice of meeting and enclosed proxy card. In addition to solicitation by mail, certain of our directors, officers and regular employees may, without extra compensation, solicit proxies by telephone, facsimile and personal interview. We also request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to the beneficial owners of both classes of our common stock and to request authority for the execution of proxies, and we may reimburse such persons for their expenses incurred in connection with these activities.
May I see a list of the shareholders entitled to vote?
     Any shareholder of record as of the record date may look at the complete list of the shareholders entitled to vote at the annual meeting so long as it is for a purpose germane to the annual meeting. The list will be available during normal business hours, at our offices located at 350 Fifth Avenue, New York, New York 10118, for a period of ten days prior to the meeting and at the meeting itself.
What should I have received to enable me to vote?
     Your package from us should contain this proxy statement, the accompanying notice of annual meeting, a common stock proxy card and/or a Class A common stock proxy card, as applicable, our 2006 annual report to shareholders and our 2006 annual report on Form 10-K. This package is being mailed on or about May 22, 2006.

SECURITY OWNERSHIP
     The following table shows the number of shares of common stock and Class A common stock beneficially owned as of May 1, 2006 by the following individuals or groups:
•	each person who we know beneficially owns more than 5% of either class of our common stock;

•	each director;

•	each nominee for director;

•	each executive officer named in the Summary Compensation Table; and

•	all of our directors and executive officers as a group.
     The table also sets forth, in its final column, the combined voting power of the voting securities on all matters presented to the shareholders for their approval, except for such separate class votes as are required by law.
     Unless otherwise indicated, the address for each named person is c/o Claire’s Stores, Inc., 3 S.W. 129th Avenue, Pembroke Pines, Florida 33027, and each named person has sole voting and investment power over the shares shown below.
     The number of shares beneficially owned by each individual or group is based upon information in documents filed by such person with the Securities and Exchange Commission, other publicly available information or information available to us. Percentage ownership in the following table is based on 94,045,702 shares of common stock and 4,884,557 shares of Class A common stock outstanding as of May 1, 2006. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of our common stock subject to options that are presently exercisable or exercisable within 60 days of May 1, 2006 are deemed to be outstanding and beneficially owned by the person holding the options for the purpose of computing the percentage of ownership of that person, but are not treated as outstanding for the purpose of computing the percentage of any other person.

				Shares of
	Shares of			Class A Common
	Common Stock		Percent of	Stock Beneficially	Percent of	Combined Percent of
Name and Address	Beneficially Owned		Class	Owned	Class	Voting Securities
Rowland Schaefer	2,815,753	(1)	3.0	4,312,594 (5)	88.3	32.2

E. Bonnie Schaefer(2)	2,902,143	(3)(4)	3.1	4,312,594 (5)	88.3	32.2

Marla L. Schaefer(2)	3,009,017	(4)(6)	3.2	4,313,732 (5)	88.3	32.2

Barclays Global Investors, NA(7)	11,180,173	(7)	11.9	—	—	7.8
45 Fremont Street
San Francisco, CA 94105

Putnam, LLC d/b/a Putnam Investments(8)	7,558,252	(8)	8.0	—	—	5.3
One Post Office Square Boston, MA 02109

Royce & Associates, LLC(9)	5,658,540	(9)	6.0	—	—	4.0
1414 Avenue of the Americas
New York, NY 10019

Ira D. Kaplan(2)	41,200		*	—	—	*

				Shares of
	Shares of			Class A Common
	Common Stock		Percent of	Stock Beneficially		Percent of	Combined Percent of
Name and Address	Beneficially Owned		Class	Owned		Class	Voting Securities
Bruce G. Miller(10)	131,900		*	—		—	*
18 Columbia Turnpike Florham Park, NJ 07932

Steven H. Tishman(10)	26,600	(11)	*	—		—	*
c/o Rothschild Inc. 1251 Avenue of the Americas 51st Floor New York, NY 10020

Ann Spector Lieff(10)	24,600	(12)	*	—		—	*
P.O. Box 430330 Miami, FL 33243

Martha Clark Goss(10)	11,133		*	—		—	—

Northern Trust Bank of Florida, NA	—		—	303,750	(13)	6.2	2.1
700 Brickell Avenue Miami, FL 33131

All directors and current	3,694,450	(14)	3.9	4,313,732		88.3	32.7
executive officers as a group (7 persons)

*	Less than 1% of the shares outstanding of such class.

(1)	Includes (i) 68,865 shares of common stock held by Schaefer Family Holdings, Inc., (ii) 1,862,362 shares held by Rowland Schaefer Trust U/A/D 2/2/01, (iii) 745,916 shares held by Sylvia Schaefer Trust, (iv) 137,984 shares held by Schaefer/Wisenthal Partnership, LLLP, and (v) 626 shares held by Schaefer Family Holdings No. 2. Mr. Schaefer disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein.

(2)	The named individual is a director, a nominee for director and an executive officer of Claire’s.

(3)	Includes (i) 150,000 shares subject to currently exercisable stock options, and (ii) 75,000 shares of restricted stock, of which 56,250 shares remain subject to forfeiture pursuant to the terms of the restricted stock grant.

(4)	Includes (i) 68,865 shares of common stock held by Schaefer Family Holdings, Inc., (ii) 1,862,362 shares held by Rowland Schaefer Trust U/A/D 2/2/01, and (iii) 745,916 shares held by The Sylvia Schaefer Trust. Bonnie Schaefer and Marla Schaefer disclaim beneficial ownership of these shares, except to the extent of their pecuniary interest therein. Excludes 137,984 shares held by Schaefer/Wisenthal Partnership, LLLP and 626 shares held by Schaefer Family Holdings No. 2 referenced in footnote 1 because neither Bonnie Schaefer nor Marla Schaefer have present voting or investment control over these shares.

(5)	Includes (i) 3,560,816 shares held by The Rowland Schaefer Trust U/A/D 02/02/01, and (ii) 751,778 shares held by The Rowland Schaefer Trust U/A/D 1983. Does not include shares held in a trust referred to in footnote 13 because none of Rowland Schaefer, Bonnie Schaefer or Marla Schaefer have present voting or investment control over these shares.

(6)	Includes (i) 250,000 shares subject to currently exercisable stock options, and (ii) 75,000 shares of restricted stock, of which 56,250 shares remain subject to forfeiture pursuant to the terms of the restricted stock grant.

(7)	Based on a Schedule 13G filed on January 31, 2006 with the SEC jointly by Barclays Global Investors, NA (“BGI N.A.”), Barclays Global Fund Advisors (“BGFA”), Barclays Global Investors, Ltd. (“BGI Ltd.”) and Barclays Global Investors Japan Trust and Banking Company Limited (collectively, the “Barclays Group”). The Schedule 13G indicates that 11,180,173 shares of our common stock were beneficially owned by the Barclays Group, as to which (i) BGI N.A. has sole voting power with respect to 8,587,707 shares and sole dispositive power with respect to 9,738,587 shares, (ii) BGFA has sole voting power with respect to 966,254 shares and sole dispositive power with respect to 967,448 shares and (iii) BGI Ltd. has sole voting power with respect to 448,094 shares and sole dispositive power with respect to 474,138 shares.

(8)	Based on a Schedule 13G filed on February 2, 2006 with the SEC jointly by Marsh & McLennan Companies, Inc. (“MMC”), Putnam, LLC d/b/a/ Putnam Investments (“PI”), Putnam Investment Management, LLC (“PIM”), and The Putnam Advisory Company, LLC (“PAC”, and collectively with MMC, PI and PIM, the “Putnam Group”). The Schedule 13G indicates that 7,558,252 shares of our common stock were beneficially owned by the Putnam Group, as to which (i) none of the Putnam Group entities has sole voting power nor sole dispositive power with respect to any of such shares, (ii) PI has shared voting power with respect to 555,014 shares and shared dispositive power with respect to 3,779,126 shares, (iii) PIM has shared voting power with respect to 28,700 shares and shared dispositive power with respect to 2,997,743 shares and (iv) PAC has shared voting power with respect to 526,314 shares and shared dispositive power with respect to 781,383.

(9)	Based on a Schedule 13G filed on January 12, 2006 with the SEC by Royce & Associates, LLC.

(10)	The named individual is a director and a nominee for director.

(11)	Includes 20,000 shares subject to currently exercisable stock options.

(12)	Includes 20,000 shares subject to currently exercisable stock options.

(13)	Represents shares held in a trust for the benefit of certain of the children of Mr. Schaefer, including Bonnie Schaefer and Marla Schaefer, for which Northern Trust Bank of Florida, NA is the trustee and as to which shares it disclaims beneficial ownership.

(14)	Includes an aggregate of 440,000 shares issuable upon the exercise of stock options currently exercisable.
PROPOSAL 1— ELECTION OF DIRECTORS
     Our articles of incorporation and bylaws provide that the number of directors that we will have will be at least three, but no more than nine, unless changed by amendment to the articles of incorporation and bylaws, with the exact number to be set by the directors. The corporate governance and nominating committee has selected, and the board has approved, the nomination of the seven persons set forth below as directors at the annual meeting, all of whom are current directors. If elected, each of these directors will hold office until the 2007 annual meeting of shareholders or until his or her successor is duly elected and qualified.
     For additional information regarding the nominees for director who also serve as our executive officers, see “Management.”

		Present Position with the Company, Principal	Director of the
Name	Age	Occupation and Business Experience	Company Since
Marla L. Schaefer (1)	57	Co-Chairman of the Board of Directors and Co-Chief Executive Officer of Claire’s since November 20, 2003; Acting Co-Chairman and Co-Chief Executive Officer from November 2002 to November 2003; Co-Vice Chairman of the Board of Directors of Claire’s from January 1999 to November 2003; Vice Chairman of the Board of Directors of Claire’s from March 1998 to January 1999; Senior Vice President of Claire’s Boutiques since April 1998; Vice President of Fashion Merchandising of Claire’s Boutiques from April 1990 until April 1998; Secretary since April 2002	1990

		Present Position with the Company, Principal	Director of the
Name	Age	Occupation and Business Experience	Company Since
E. Bonnie Schaefer (1)	53	Co-Chairman of the Board of Directors and Co-Chief Executive Officer of Claire’s since November 20, 2003; Acting Co-Chairman and Co-Chief Executive Officer from November 2002 to November 2003; Co-Vice Chairman of the Board of Directors of Claire’s from January 1999 to November 2003; Executive Vice President — Real Estate of Claire’s Boutique’s since 1997; Vice President — Real Estate of Claire’s Boutiques from 1994 to 1997	1998

Ira D. Kaplan	47	Director of Claire’s; Senior Vice President and Chief Financial Officer of Claire’s	1999

Bruce G. Miller	64	Director of Claire’s; Managing Director, Financial Institutions Group, of Ryan, Beck, Inc. since July 1992	1983

Steven H. Tishman	49	Director of Claire’s; Managing Director of Rothschild Inc. since October 2002; Managing Director of Robertson Stephens, Inc. from November 1999 until July 2002; Senior Managing Director of Bear, Stearns & Co. Inc. from July 1993 until November 1999; Director of Cedar Fair, L.P. and Odimo, Inc.	1998

Ann Spector Lieff	54	Director of Claire’s; Founder and President since 1998 of The Lieff Company, a consulting group, specializing in CEO mentoring, leadership development, corporate strategies to assist and expand organizations in the management of their business practices, and advisory services to corporate boards; Chief Executive Officer of SPEC’s Music from 1980 until 1998; Director of Herzfeld Caribbean Basin Fund, Hastings Entertainment, Inc. and Birks & Mayor’s, Inc.	2003

Martha Clark Goss	56
Director of Claire’s; Chief Operating and Financial Officer since 2003 of Amwell Holdings, LLC/Hopewell Holdings LLC, a holding company for a healthcare reinsurance company start-up; Consultant at Resources Connection since 2002, a financial and consulting company; Chief Financial Officer from 1999 until 2001 at The Capital Markets Company (CAPCO), a provider of e-based solutions to the global financial services and capital markets industry; Chief Financial Officer of Booz-Allen & Hamilton Inc. from 1995 to 1999, a management consulting firm; Senior Vice President — Enterprise Integrated Risk Management and Control of The Prudential Insurance Company of America from 1994 until 1995 (various other positions with Prudential from 1981 through 1995); Director of Ocwen Financial Corporation
			2005

(1)	Each is the daughter of Mr. Rowland Schaefer, our Chairman Emeritus.

     Director Independence. The board of directors has analyzed the independence of each director and nominee and has determined that the following directors are independent under the New York Stock Exchange rules and have no material relationships with us (either directly or as a partner, shareholder or officer of an organization that has a relationship with us): Messrs. Tishman and Miller, Ms. Lieff and Ms. Goss. In particular, the board has determined that none of these directors have relationships that would cause them not to be independent under the specific criteria of Section 303A.02 of the New York Stock Exchange (NYSE) Listed Company Manual.
     Vote Required. The election of directors will be decided by a plurality of the votes cast, either in person or by proxy, at the meeting by the holders of the outstanding shares of our common stock (one vote per share) and Class A common stock (ten votes per share), voting together as a single class.
     The board of directors has no reason to believe that any nominee will refuse to act or be unable to accept election; however, in the event that a nominee for a directorship to be elected is unable to accept election or if any other unforeseen contingencies should arise, it is intended that proxies will be voted for the remaining nominee(s) and for such other person(s) as may be designated by the board of directors, unless directed by a proxy to do otherwise.
The board recommends that shareholders vote “for” each of the nominees for director set forth above.
MANAGEMENT
     The following table sets forth the names, ages, positions and backgrounds of our current executive officers. Each of these executive officers serves until the election and qualification of such individual’s successor or until his or her death, resignation or removal by the board of directors.

Name	Age	Position
E. Bonnie Schaefer	53	Co-Chairman and Co-Chief Executive Officer of the Board

Marla L. Schaefer	57	Co-Chairman and Co-Chief Executive Officer of the Board and Secretary

Ira D. Kaplan	47	Senior Vice President and Chief Financial Officer
     E. Bonnie Schaefer has been our Co-Chairman and Co-Chief Executive Officer since November 2003. Ms. Schaefer served as our Vice Chairman of our Board from January 1999 to November 2003. From November 2002 to November 2003, during Mr. Rowland Schaefer’s medical leave of absence, Ms. Schaefer, together with Marla Schaefer, assumed the responsibilities of Mr. Schaefer by becoming Acting Co-Chairman and Co-Chief Executive Officer. Ms. Schaefer is the daughter of Rowland Schaefer and the sister of Marla L. Schaefer.
     Marla L. Schaefer has been our Co-Chairman and Co-Chief Executive Officer since November 2003, and has served as a director since 1990. Ms. Schaefer served as our Vice Chairman of our Board from March 1998 to November 2003 and has been our Secretary since April 2002. From November 2002 to November 2003, during Mr. Rowland Schaefer’s medical leave of absence, Ms. Schaefer, together with E. Bonnie Schaefer, assumed the responsibilities of Mr. Schaefer by becoming Acting Co-Chairman and Co-Chief Executive Officer. Ms. Schaefer is the daughter of Rowland Schaefer and the sister of E. Bonnie Schaefer.
     Ira D. Kaplan has been our Chief Financial Officer since September 1990 and our Senior Vice President since April 1997.

Membership and Meetings of the Board of Directors and its Committees
     Our business is managed under the direction of the board of directors. The board meets during our fiscal year to review significant developments affecting us and to act on matters requiring board approval. Each of our directors attended at least 75% of the aggregate of (i) the number of the meetings of the board of directors which were held during the period that such person served on the board of directors and (ii) the number of meetings of all committees on which that person served which were held during the period that such person served on such committee. All of our directors were in attendance at our 2005 Annual Meeting.
     Current committee membership and the number of meetings of the full Board and each Committee during fiscal 2006 are shown in the table below.

Corporate
Governance and
Name	Board	Audit	Compensation	Nominating
Marla L. Schaefer	Co-Chair
E. Bonnie Schaefer	Co-Chair
Ira D. Kaplan	Member
Bruce G. Miller	Member	Chair	Member	Member
Steven H. Tishman	Member	Member		Member
Ann Spector Lieff	Member		Member	Chair
Martha Clark Goss	Member	Member	Chair	Member
Number of Meetings held in Fiscal 2006	9	8	8	2
Committees of the Board of Directors
     We currently have three standing committees: the audit committee, the compensation committee and the corporate governance and nominating committee.
     Audit Committee. The members of our audit committee are, and will continue to be, independent under the listing standards of the New York Stock Exchange. The board of directors has determined that each of the members of our audit committee satisfies the financial literacy and experience requirements of the NYSE and the rules of the Securities and Exchange Commission such that each member is an “audit committee financial expert”. The audit committee operates under a written charter, a copy of which is available on our website at www.clairestores.com. and is attached to this proxy statement. The charter is available in print to any shareholder who requests it in writing from our Director of Investor Relations at Claire’s Stores, Inc., 350 Fifth Avenue, New York, New York 10118. The audit committee represents the board in its relations with our independent registered public accounting firm and oversees the financial reporting and disclosures prepared by our management. The audit committee’s functions include meeting with our management and our independent registered public accounting firm, reviewing and discussing our audited and unaudited financial statements with our management, reviewing with our independent registered public accounting firm the plan and results of their audit of our financial statements, determining the independent registered public accounting firm and discussing with management and the independent registered public accounting firm the quality and adequacy of our internal controls. The audit committee meets independently with our independent registered public accounting firm and has the sole authority to retain and dismiss our independent registered public accounting firm. Our independent registered public accounting firm has unrestricted access to our audit committee. For more information regarding the functions of the audit committee and its activities during fiscal 2006, see the “Report of the Audit Committee” below.
     Compensation Committee. The members of our compensation committee are, and will continue to be, independent under the listing standards of the NYSE. The compensation committee is responsible for approving compensation and bonuses for our co-chief executive officers and, based upon input from our co-chief executive officers, approving compensation and bonuses for our other executive officer, for administering our 1996 Stock Option Plan and our 2005 Incentive Compensation Plan. The compensation committee operates under a written charter, a copy of which is available on our website at www.clairestores.com. The charter is available in print to any shareholder who requests it in writing from our Director of Investor Relations at Claire’s Stores, Inc., 350 Fifth

Avenue, New York, New York 10118. For more information regarding the functions of the compensation committee and its activities during fiscal 2006, see the “Report on Executive Compensation” below.
     Corporate Governance and Nominating Committee. The members of our corporate governance and nominating committee are, and will continue to be, independent as defined under the listing standards of the NYSE. The functions of the corporate governance and nominating committee include:
•	identifying individuals qualified to become board members and review and make recommendations to the full board whether members should stand for re-election at the next annual meeting of shareholders;

•	reviewing and approving all related party transactions within the meaning of Item 404 of Regulation S-K of the Securities Act;

•	overseeing management continuity planning processes; and

•	developing and recommending to our board of directors a set of corporate governance principles applicable to us and our business, including development of corporate governance guidelines, guidelines for periodic evaluation of the board, its committees and individual directors, and procedures for submission of director candidates by our shareholders.
     Our corporate governance guidelines are available on our website at www.clairestores.com, and are also available in print to any shareholder who requests them in writing from our Director of Investor Relations at Claire’s Stores, Inc., 350 Fifth Avenue, New York, New York 10118.
     All director nominees must possess certain core competencies, some of which may include experience in retail, international business/markets, real estate, store operations, logistics, product design, merchandising, marketing, strategy, human resources, technology, media or public relations, finance or accounting, or experience as a CEO or CFO. In addition to having one or more of these core competencies, when identifying, evaluating and considering potential candidates for membership on our board, including those recommended or nominated by shareholders in accordance with the guidelines set forth in our bylaws and applicable laws, the corporate governance and nominating committee considers relevant educational, business and industry experience and demonstrated character and judgment. Directors will not be nominated for re-election unless it is affirmatively determined that the director is making a substantial contribution to the overall effectiveness of the board.
     The corporate governance and nominating committee identifies individuals qualified to become members of the board when any vacancy occurs on the board by reason of disqualification, resignation, retirement, death or an increase in the size of the board, and selects or recommends that the board select director nominees for each annual meeting of shareholders and director nominees to fill vacancies on the board that may occur between annual meetings of shareholders. The corporate governance and nominating committee will also consider director candidates recommended by shareholders if we receive such recommendation no later than the close of business on the 120th calendar day prior to the first anniversary of the date on which we first mailed our proxy materials for the preceding year’s annual meeting of shareholders. Accordingly, for us to consider a recommendation for our 2007 annual meeting, we must receive the written nomination on or before January 20, 2007.
     Any such recommendations should be sent to our corporate governance and nominating committee, attention chairman, c/o Claire’s Stores, Inc., 350 Fifth Avenue, New York, New York 10118 and should include (i) the name, age, business address and residence address of the candidate, (ii) the principal occupation or employment of the candidate, (iii) the class and number of shares of our common stock which are beneficially owned by the candidate, (iv) a description of all relationships, arrangements, and understandings between the shareholder and the candidate and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the shareholder and (v) any other information relating to the candidate that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to the proxy rules under the Securities Exchange Act of 1934, as amended (including without limitation the candidate’s written consent to be considered as a nominee and to serve if elected). The shareholder providing the recommendation must also provide the information required to be provided to us pursuant to our bylaws.
     Notwithstanding the foregoing, the board is not required to solicit proxies for the election of any person the shareholder nominates at the meeting. We received no such recommendations for our 2006 annual meeting. The process by which the corporate governance and nominating committee evaluates candidates submitted by shareholders does not differ from the process it follows for evaluating other nominees, except that the corporate governance and nominating committee may also take into consideration the number of shares held by the recommending shareholder, the length of time that such shares have been held and the number of candidates submitted by each shareholder or group of shareholders over the course of time.
     The corporate governance and nominating committee operates under a written charter, a copy of which is available on our website at www.clairestores.com. The charter is available in print to any shareholder who requests it in writing from our Director of Investor Relations at Claire’s Stores, Inc., 350 Fifth Avenue, New York, New York 10118.
Chairman Emeritus
     Rowland Schaefer has been our Chairman Emeritus of the Board since his retirement in November 2003. He served as our Chairman of the Board, President and Chief Executive Officer since our inception in 1961. Mr. Schaefer is the father of E. Bonnie Schaefer and Marla L. Schaefer. See “Certain Relationships and Related Transactions.”
CORPORATE GOVERNANCE
     The following does not constitute soliciting material and should not be deemed filed or incorporated by reference in any other filing by us under the Securities Act of 1933 or the Securities Exchange Act of 1934.
     Our business and affairs are managed under the direction of our board of directors, except with respect to those matters reserved for our shareholders. Our board of directors establishes our overall corporate governance policies, reviews the performance of our senior management in executing our business strategy and managing our day-to-day operations and acts as an advisor to our senior management. Our board’s mission is to further the long-term interests of our shareholders. Members of the board of directors are kept informed of our business through discussions with our management, primarily at meetings of the board of directors and its committees, and through reports and analyses presented to them. The board and each of its committees — audit, compensation, corporate governance and nominating — also have the authority to retain, at our expense, outside counsel, consultants or other advisors in the performance of their duties.
Codes of Conduct
     We maintain a Code of Business Conduct and Ethics that is applicable to all employees and directors. Additionally, we maintain a Code of Ethics that is applicable to our Co-CEOs and senior financial officers. These codes of conduct require continued observance of high ethical standards such as honesty, integrity and compliance with the law in the conduct of the our business. Each of these codes of conduct is publicly available on our website at www.clairestores.com. We intend to post on our website amendments to, and waivers for our directors and executive officers from, each of these codes of conduct. Violations under either code of conduct must be reported to the Audit Committee. Each of these codes of conduct may also be requested in print by writing to the Director of Investor Relations at Claire’s Stores, Inc., 350 Fifth Avenue, New York, New York 10118.
Communications Between Shareholders and the Board
     The board of directors has designated Mr. Bruce Miller as the “presiding director” as that term is defined in Section 303A.03 of the NYSE Manual. Shareholders or other interested parties wishing to communicate with our board of directors should submit any communications in writing to the presiding director at Claire’s Stores, Inc., 350 Fifth Avenue, New York, New York 10118. The presiding director will determine whether to relay the communication to the full board or to any individual director or directors to whom the communication is directed.

Executive Sessions
     To ensure free and open discussion and communication among the non-management directors of the board, the non-management directors meet in executive sessions periodically, with no members of management present. Our independent directors met in executive session before, during or after each of our four regularly scheduled quarterly board meetings in fiscal 2006, and at various other times during fiscal 2006. At every meeting of independent directors, the presiding director leads the meeting.
Evaluation of Directors
     The corporate governance and nominating committee oversees a formal evaluation process to assess the composition and performance of the board, each committee, and each individual director on an annual basis. The assessment is conducted to ensure the board, committees, and individual members are effective and productive and to identify opportunities for improvement and skill set needs. As part of the process, each member completes a detailed and thorough questionnaire that includes board, committee and individual assessments. While results are aggregated and summarized for discussion purposes, individual responses are not attributed to any member and are kept confidential to ensure honest and candid feedback is received. The corporate governance and nominating committee reports the results annually to the board, at which time the board discusses opportunities and agrees upon plans for improvement as appropriate. A director will not be nominated for re-election unless it is affirmatively determined that he or she is substantially contributing to the overall effectiveness of the board.

EXECUTIVE COMPENSATION
     The following table sets forth information concerning compensation awarded to, earned by or paid to our executive officers during fiscal 2006, collectively referred to below as the “named executive officers,” for services rendered to us during each of the past three fiscal years.
Summary Compensation Table

					Long Term
		Annual Compensation			Compensation Awards
					Restricted
				Other Annual	Stock	Securities
Name and	Fiscal		Bonus	Compensation	Award(s)	Underlying Options	All Other
Principal Position	Year	Salary($)	($)	($)(1)	($)	(#)	Compensation ($)(2)
E. Bonnie Schaefer	2006	800,000	1,360,000	0	1,874,474 (3)	0	127,065	(4)
Co-Chairman and	2005	650,000	1,462,500	0	0	100,000	130,676	(5)
Co-Chief	2004	400,000	800,000	0	0	0	1,994
Executive Officer

Marla L. Schaefer	2006	800,000	1,360,000	0	1,874,474 (3)	0	127,053	(4)
Co-Chairman and	2005	650,000	1,462,500	0	0	100,000	130,676	(5)
Co-Chief Executive	2004	400,000	800,000	0	0	0	20,554
Officer

Ira D. Kaplan	2006	475,000	546,250	0	77,175 (6)	0	78,301	(4)
Senior Vice	2005	400,000	600,000	0	0	75,000	81,317	(5)
President and Chief	2004	338,008	600,000	0	0	0	17,357
Financial Officer

(1)	Amounts for executive perquisites and other personal benefits, securities or property did not exceed the lesser of either $50,000 or 10% of annual salary and bonus.

(2)	Amounts represent matching contributions by us under our 401(k) profit sharing plan and our management deferred compensation plan.

(3)	Represents the value of both restricted stock ($1,681,500) awarded and performance shares ($192,974) earned in fiscal 2006, as more fully described in this footnote. In fiscal 2006, each of Ms. E. Bonnie Schaefer and Ms. Marla L. Schaefer was awarded 75,000 shares of restricted stock. The value of each of these grants of restricted stock ($1,681,500) reported in the table is based upon the total initial grant of 75,000 shares times the last reported sale price of an unrestricted share of common stock on the NYSE on February 11, 2005 ($22.42), the date of grant. The market value of the 75,000 shares of restricted stock was $2,315,250, based on the last reported sales price of an unrestricted share of common stock on the NYSE on January 27, 2006, the last trading day of Fiscal 2006 ($30.87), not taking into account the forfeiture provisions described below. The named executive officer will be required to forfeit a portion of the restricted stock shares if not employed on the following dates, which results in the following vesting schedule: twenty-five percent (25%) of the restricted stock vested on February 1, 2006, twenty-five percent (25%) of the restricted stock will vest on February 1, 2007, and fifty percent (50%) of the restricted stock will vest on February 1, 2008. Vesting on the restricted stock is subject to acceleration upon the occurrence of a change in control (as defined in each of their employment agreements described under “Employment Agreements with our Co-CEOs” below) or the occurrence of certain other events (as described in “Employment Agreements with our Co-CEOs” below). As of the last trading day of fiscal 2006, 56,250 shares of restricted stock were subject to forfeiture based on the vesting schedule of the restricted stock. Using a stock price of $22.42 referenced above, the value of the 18,750 shares of restricted stock not subject to forfeiture, as of the end of fiscal 2006, was $420,375 for each of Ms. Bonnie Schaefer and Ms. Marla Schaefer. Dividends are paid on our common stock, which includes our restricted stock. Also in fiscal 2006, each of Ms. E. Bonnie Schaefer and Ms. Marla L. Schaefer were granted 50,000 performance shares. The performance shares may be earned over a three-year performance period, subject to a vesting schedule of 25%, 25% and 50% over the three-year period, commencing February 1, 2005 (the “Vesting

Schedule”), and further subject to achievement of certain performance goals (“Share Performance Goals”) in each of the three years in the three-year vesting cycle previously established by the compensation committee of our board of directors. The Share Performance Goals for fiscal 2006 are subject to targets and associated levels (e.g. threshold, plan and a maximum level) for participation that could result in performance shares being issued at 50%, 100% or 200% of the amount of performance shares granted during the three-year performance period. For fiscal 2006, the number of performance shares earned by each of Ms. E. Bonnie Schaefer and Ms. Marla Schaefer was 6,250 shares, with a market value of $192,974, based on the closing price of our common stock on January 27, 2006 ($30.87), the last trading day of fiscal 2006. Dividends are not paid on performance shares until the shares are actually issued, which is expected to occur prior to May 31, 2006.

(4)	Includes a one-time special distribution from our deferred compensation plan paid to all participants as a result of the death of a participant in fiscal 2006.

(5)	Includes a one-time special distribution from our deferred compensation plan paid to all participants as a result of a death of a participant in fiscal 2005. This amount was overstated by approximately $32,000, for each of Ms. Bonnie Schaefer and Ms. Marla Schaefer, and by approximately $20,000 for Ira Kaplan, in the fiscal 2005 summary compensation table.

(6)	In fiscal 2006, Mr. Kaplan was granted 20,000 performance shares. The performance shares are subject to the same Vesting Schedule, Share Performance Goals and target levels as set forth in footnote 3 above for Ms. Marla Schaefer and Ms. Bonnie Schaefer. For fiscal 2006, the number of performance shares earned by Mr. Kaplan was 2,500 shares, with a market value of $77,175, based on the closing price of our common stock on January 27, 2006 ($30.87), the last trading day of fiscal 2006. Dividends are not paid on performance shares until the shares are actually issued, which is expected to occur prior to May 31, 2006.
Stock Option Grants
     No stock option grants were made to any named executive officer during fiscal 2006.
Option Exercises and Year-End Values
     The following table sets forth certain information concerning the exercise of stock options by the named executive officers during fiscal 2006 and unexercised stock options held by the named executive officers as of January 28, 2006 under our 1991 and 1996 stock option plans.

			Number of Securities
			Underlying Unexercised		Value of Unexercised
			Options Held as of		In-the-Money Options as of
	Shares		January 28, 2006 (1)		January 28, 2006 (2)
	Acquired on	Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
E. Bonnie Schaefer	—	—	150,000	0	$2,260,000	0
Marla L. Schaefer	—	—	250,000	0	$4,451,000	0
Ira D. Kaplan	19,600	$261,072	195,270	0	$3,406,684	0

(1)	On January 19, 2006, our compensation committee approved accelerating the vesting of 93,750 options, 93,750 options and 126,190 options, held by E. Bonnie Schaefer, Marla Schaefer and Ira Kaplan, respectively, effective January 23, 2006.

(2)	Value of unexercised in-the-money options is the sum of the value of each option granted, calculated on a grant by grant basis. The value of each option is equal to the product of the number of shares that could be acquired upon the exercise of unexercised options as of the end of fiscal 2006 multiplied by the difference between the exercise price for the grant and the market price on the last trading day of fiscal 2006 of $30.87 per share, excluding grants for which the difference is equal to or less than zero.

Compensation of Directors
     Cash Component. We do not pay director fees to directors who are our employees. For fiscal 2006, our non-employee directors received an annual retainer of $35,000 and received $1,000 for physical attendance at board and committee meetings or $500 for telephonic attendance at board and committee meetings. The audit committee chairman received an additional annual retainer of $15,000 and all audit committee members, not including the chairman, received an additional annual retainer of $10,000. Other committee chairmen received an additional annual retainer of $7,500 and all members of other committees, not including the chairman, received an additional annual retainer of $5,000. Our non-employee directors are reimbursed for out-of-pocket expenses incurred in connection with their attendance at board meetings. All fees earned by our non-employee directors are paid on a quarterly basis.
     Equity Component. On August 16, 2005, our non-employee directors received an annual grant of 4,600 shares of restricted stock for fiscal 2006 (other than Ms. Goss, who received an additional prorated annual grant of 1,533 shares of restricted stock, or a total of 6,133 shares of restricted stock). In fiscal 2007, based on the current compensation package for our non-employee directors, non-employee members of the board elected or re-elected at our 2006 annual meeting will receive an annual grant of 4,600 shares of restricted stock on the date the director is elected or re-elected by our shareholders at the annual meeting. In each case, the restricted stock is subject to forfeiture in the event the director no longer serves as our director for any reason, other than as a result of death, disability, or a change in control (as defined in our 2005 incentive compensation plan), on the earlier to occur of (x) the day prior to the date of the next annual meeting, or (y) one year from the date of grant.
     Equity Retention Guidelines. In accordance with current guidelines in effect for our non-employee directors, as long as the non-employee director serves as our director, each non-employee director must retain at least 50% of each annual grant of restricted stock. In addition, the director must beneficially own (whether as a result of open market purchases, stock option exercises, or restricted stock grants) at least 5,000 shares of our common stock by no later than three years from the date the director is appointed or elected to the board, or, in the case of directors serving on the board as of August 16, 2005, by no later than the later of (x) three years from the date of their initial appointment or election to the board, or (y) August 16, 2007.
Fiscal 2006 Board of Directors Compensation (1)

	Total				Annual Committee	Total	Restricted
Director	Compensation	Annual Retainer	Attendance Fees	Chair Fees	Retainer(s)	Cash Fees	Stock (2)
Marla L. Schaefer (3)	—	—	—	—	—	—	—
E. Bonnie Schaefer (3)	—	—	—	—	—	—	—
Ira D. Kaplan (3)	—	—	—	—	—	—	—
Martha Clark Goss	$229,565	$35,000	$21,500	$7,500	$15,000	$79,000	$150,565
Bruce G. Miller	$194,430	$35,000	$21,500	$15,000	$10,000	$81,500	$112,930
Steven H. Tishman	$179,430	$35,000	$16,500	—	$15,000	$66,500	$112,930
Ann Spector Lieff	$175,430	$35,000	$15,000	$7,500	$5,000	$62,500	$112,930

(1)	Table does not include compensation for items such as reimbursement for out-of-pocket expenses.

(2)	On August 16, 2005, our non-employee directors received an annual grant of 4,600 shares of restricted stock (other than Ms. Goss, who also received an additional prorated annual grant of 1,533 shares of restricted stock, or a total of 6,133 shares of restricted stock), subject to forfeiture in the event the director no longer serves as a director of ours for any reason, other than as a result of death, disability, or a change in control, on the earlier to occur of (x) the day prior to the date of the next annual meeting, or (y) one year from the date of grant. The value of the restricted stock reported in the table is based upon the last reported sale price of an unrestricted share of common stock on the NYSE on August 16, 2005 ($24.55). If the value of these restricted shares was based on the last reported sales price of an unrestricted share of common stock on the NYSE on January 27, 2006, the last trading day of fiscal 2006 ($30.87), the market value of these shares would be $142,002 (other than Ms. Goss, for which the market value would be $189,326). Dividends are paid on our common stock, which includes our restricted stock.

(3)	We do not pay director fees to directors who are our employees.

Employment Agreements with our Co-CEOs
     On February 11, 2005, we entered into employment agreements with E. Bonnie Schaefer, our co-chief executive officer and co-chairman of the board of directors, and Marla Schaefer, our co-chief executive officer and co-chairman of the board of directors (whom we collectively refer to as the chief executives), which were approved by the compensation committee of the board and our independent directors.
     Each of the employment agreements provides for an initial three-year term, with automatic one year renewal periods (with a three-year renewal period in the event of a change in control), unless we or the chief executive provides notice of non-renewal. Pursuant to the employment agreements, each chief executive received an annual base salary of $800,000 during the first year of the employment agreement, subject to increase thereafter based on annual review, with a minimum annual increase of three percent (3%). In April 2006, the compensation committee of the board of directors increased the annual base salary for each of our co-chief executive officers to $900,000, effective January 30, 2006. Each chief executive is also eligible to receive incentive compensation of up to 225% of such chief executive’s base salary (“Incentive Compensation”) based on achievement of performance criteria, to be established each year by an independent committee of the board. Upon signing of the employment agreement, each chief executive was granted 75,000 shares of restricted stock, twenty-five percent (25%) of which vested on February 1, 2006, twenty-five (25%) of which will vest on February 1, 2007 and fifty (50%) of which will vest on February 1, 2008. Each chief executive will be entitled to receive performance shares during each year of employment, subject to the achievement of performance goals established by the compensation committee. The performance goals for fiscal 2006 were established by the compensation committee in April 2005 and the performance goals for fiscal 2007 were established by the compensation committee in April 2006 for cash bonuses and performance shares for fiscal 2006 and cash bonuses and performance units for fiscal 2007, respectively. The employment agreements provide for expense reimbursements and other customary employee benefits.
     If the chief executive is terminated by us without cause (as defined in the employment agreements) or the chief executive terminates her employment for good reason (as defined in the employment agreements): (i) the chief executive will receive payment of two (2) times the amount of the chief executive’s annual base salary; (ii) the chief executive will receive payment of two (2) times the Incentive Compensation (determined as set forth in the employment agreements); and (iii) we will continue to provide the chief executive with certain benefits until the chief executive’s full retirement date for Social Security purposes or until the age of seventy (70). Also, the restricted stock and performance shares held by chief executive will immediately vest.
     If we terminate the chief executive pursuant to a change of control (as defined in the employment agreements): (i) the chief executive will receive payment of three (3) times the amount of the chief executive’s annual base salary; (ii) the chief executive will receive payment of three (3) times the Incentive Compensation (determined as set forth in the employment agreements); and (iii) we will continue to provide the chief executive with her benefits under the employment agreement until the chief executive’s full retirement date for Social Security purposes or until the age of seventy (70). Also, the restricted stock and performance shares held by chief executive will immediately vest.
     If the chief executive’s employment is terminated as a result of disability, or if the chief executive terminates her employment with us without good reason, we will provide certain benefits as set forth in the employment agreements for a period of twelve (12) months (or in the case of disability, thirty-six (36) months). In the case where we terminate the chief executive’s employment for cause or the chief executive terminates her employment without good reason, the portion of the restricted stock and performance shares that have not vested as of the termination date will terminate; however, if the chief executive’s employment is terminated because of disability or death, the restricted stock and performance shares held by chief executive will immediately vest.
     Each of the employment agreements provides for customary protections of our confidential information and intellectual property and that each chief executive will not, during her employment term and for a period of two (2) years following her period of employment, compete with us, employ or attempt to employ employees of ours, or call on or solicit any of the actual or targeted prospective customers or clients of ours.

Employee Benefit Plans
     1996 Incentive Compensation Plan. On August 13, 1996, our board of directors adopted the 1996 Stock Option Plan, which was approved by our shareholders at our 1997 annual meeting, and which we refer to as our 1996 Plan. On February 16, 2000, our board adopted an amendment to the 1996 Plan in order to increase the number of shares of common stock available for grant under the 1996 Plan from 6,000,000 to 8,000,000, plus the number of shares unused or recaptured under our 1991 Stock Option Plan, which was approved by our shareholders at the 2000 annual meeting. On March 12, 2003, our board of directors approved additional amendments to and restatement of the 1996 Plan, which were approved by our shareholders at the 2003 annual meeting. Effective as of June 28, 2005 (the date of our 2005 annual meeting), all remaining shares available for issuance under the 1996 Plan were rolled-over into the 2005 Incentive Compensation Plan, which was approved by our shareholders on that date. As a result, no new grants will be made under the 1996 Plan.
     The purpose of the 1996 Plan is to provide an additional incentive to attract and retain qualified competent persons who provide services and upon whose efforts and judgment our success is largely dependent, through the encouragement of stock ownership in us by these persons. In furtherance of this purpose, the 1996 Plan authorizes, among other things, the discretion to grant incentive stock options, nonqualified stock options, restricted stock, stock appreciation rights, or SARs, and other stock-related awards and performance or annual incentive awards to purchase shares of the common stock to all regular employees, including directors and officers who are regular employees, non-employee directors, and persons who provide consulting or other services to us as independent contractors. The 1996 Plan also provides for participants to finance the exercise of options and the payment of taxes in connection therewith, as well as the use of already owned shares of common stock as payment of the exercise price for options granted under the 1996 Plan.
     The 1996 Plan is administered by the compensation committee which has been designated by our board and which consists entirely of independent directors. Both our board and the committee have the power to determine who should be awarded options, the number of shares to be granted and the exercise price of the options and other terms. In addition, both our board and the committee have the power and authority to construe and interpret the 1996 Plan, and the acts of the board or the committee are final, conclusive and binding upon all interested parties.
     The shares acquired upon exercise of options granted under the 1996 Plan are authorized and issued shares of our common stock. Our shareholders do not have any preemptive rights to purchase or subscribe for any common stock by reason of the reservation and issuance of common stock under the 1996 Plan. Any option granted under the 1996 Plan that expired or terminated for any reason other than having been exercised in full, the unpurchased shares subject to that option will again become available for purposes of issuance under the 1996 Plan. The 1996 Plan limits the total aggregate number of options, SARs, restricted shares of common stock, deferred shares of common stock, shares as a bonus or in lieu of our other obligations, and other stock-based awards granted to any one participant to 500,000 for each type of award. The maximum amount that may be paid out as an annual incentive award or other cash award in any fiscal year to any one participant is $1,000,000, and the maximum amount that may be earned as a performance award or other cash award in respect of a performance period by any one participant is $5,000,000.
     All grants of options or SARs under the 1996 Plan are evidenced by an agreement between us and the grantee which contains the terms and conditions of the award, such as the exercise price, term and any restrictions on the exercisability of the options or SARs granted. The exercise price per share subject to an option and the grant price of an SAR are determined by the board or the committee, but in the case of an ISO must not be less than the fair market value of a share of our common stock on the date of grant. The exercise price of an option may be paid in cash, by certified or official bank check, by money order, by delivery of already owned shares of common stock having a fair market value equal to the exercise price, by the withholding of shares issuable upon exercise of the option, by such other consideration as our board or committee deems appropriate or by a combination of the foregoing. Generally, options or SARs granted under the 1996 Plan are not assignable or transferable, other than by will or by the laws of descent and distribution or, in the case of a nonqualified stock option, with the prior consent of our board or the committee. During the lifetime of an optionee, an option is exercisable only by the optionee or a permitted transferee. The expiration date of an option will be determined by the board or the committee at the time of the grant, but in no event will an option be exercisable after the expiration of ten years from the date of grant.

     Our board or the committee may amend any option granted under the 1996 Plan at any time, provided that such amendment may not substantially impair the rights of an optionee under an outstanding option without the optionee’s consent. The 1996 Plan has been replaced with the 2005 Plan.
     2005 Incentive Compensation Plan. In March, 2005, our board of directors, upon recommendation of our compensation committee, adopted a new 2005 Incentive Compensation Plan, which was amended and restated in May 2005, and which we refer to as the 2005 Plan. The 2005 Plan was approved at our 2005 annual meeting held on June 28, 2005 by our shareholders and was effective as of that date. As of January 28, 2006, we had granted 19,900 shares of restricted stock under the 2005 Plan.
     The purpose of the 2005 Plan is to provide a means for us and our subsidiaries and other designated affiliates of ours, which we refer to as Related Entities, to attract key personnel to provide services to us and our Related Entities, as well as, to provide a means whereby those key persons can acquire and maintain stock ownership, thereby strengthening their commitment to the welfare of us and our Related Entities and promoting the mutuality of interests between participants and our shareholders. A further purpose of the 2005 Plan is to provide participants with additional incentive and reward opportunities designed to enhance the profitable growth of us and our Related Entities, and provide participants with annual and long term performance incentives to expend their maximum efforts in the creation of shareholder value.
     The terms of the 2005 Plan provide for grants of stock options, stock appreciation rights or SARs, restricted stock, deferred stock, other stock-related awards and performance awards that may be settled in cash, stock or other property.
     Under the 2005 Plan, the total number of shares of our common stock that may be subject to the granting of awards under the 2005 Plan at any time during the term of the Plan is equal to 2,000,000 shares, increased by approximately 7,300,000 shares that remained available for delivery under 1996 Plan as of the effective date of the 2005 Plan. The foregoing limit will be increased by the number of shares with respect to awards previously granted under the 2005 Plan that are forfeited, expire or otherwise terminate without issuance of shares, or that are settled for cash or otherwise do not result in the issuance of shares, and the number of shares that are tendered (either actually or by attestation) or withheld upon exercise of an award, to pay the exercise price or any tax withholding requirements. Awards issued in substitution for awards previously granted by a company acquired by us or a Related Entity, or with which we or any Related Entity combines, do not reduce the limit on grants of Awards under the 2005 Plan.
     The 2005 Plan imposes individual limitations on the amount of certain awards in part to comply with Section 162(m) of the Internal Revenue Code of 1986, which we refer to as the Code. Under these limitations, during any fiscal year during any part of which the 2005 Plan is in effect, no participant may be granted (i) options or stock appreciation rights with respect to more than 500,000 shares, or (ii) shares of restricted stock, shares of deferred stock, performance shares and other stock based-awards with respect to more than 500,000 shares, subject to adjustment in certain circumstances. The maximum amount that may be paid out as performance units in any 12-month period is $5,000,000 (pro-rated for any performance period that is less than 12 months based upon the ratio of the number of days in the performance period as compared to 365), and the maximum amount that may be paid out as performance units in any performance period that is greater than 12 months is $10,000,000.
     A committee of our board of directors, which we refer to as the Committee, administers the 2005 Plan. The Committee is authorized to adjust the limitations described in the two preceding paragraphs and is authorized to adjust outstanding awards (including adjustments to exercise prices of options and other affected terms of awards) in the event that a dividend or other distribution (whether in cash, shares of common stock or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange or other similar corporate transaction or event affects our common stock so that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants. The Committee is also authorized to adjust performance conditions and other terms of awards in response to these kinds of events or in response to changes in applicable laws, regulations or accounting principles.
     The persons eligible to receive awards under the 2005 Plan are the officers, directors, employees and independent contractors of ours and our Related Entities. An employee on leave of absence may be considered as still in our employ or in the employ of a Related Entity for purposes of eligibility for participation in the 2005 Plan.

     Our board of directors will select the Committee that will administer the 2005 Plan. Currently, the 2005 Plan will be administered by our compensation committee. All Committee members must be “non-employee directors” as defined by Rule 16b-3 of the Exchange Act, “outside directors” for purposes of Section 162(m) of the Code, and independent as defined by the New York Stock Exchange or any other national securities exchange on which our securities may be listed for trading in the future. However, except as otherwise required to comply with Rule 16b-3 of the Exchange Act or Section 162(m) of the Code, our board of directors may exercise any power or authority granted to the Committee. Subject to the terms of the 2005 Plan, the Committee is authorized to select eligible persons to receive awards, determine the type and number of awards to be granted and the number of shares of our common stock to which awards will relate, specify times at which awards will be exercisable or settleable (including performance conditions that may be required as a condition thereof), set other terms and conditions of awards, prescribe forms of award agreements, interpret and specify rules and regulations relating to the 2005 Plan and make all other determinations that may be necessary or advisable for the administration of the 2005 Plan.
     The Committee is authorized to grant stock options, including both incentive stock options or ISOs, which can result in potentially favorable tax treatment to the participant, and non-qualified stock options, and SARs entitling the participant to receive the amount by which the fair market value of a share of our common stock on the date of exercise (or the “change in control price,” as defined in the Plan, following a change in control) exceeds the grant price of the SAR. The exercise price per share subject to an option and the grant price of an SAR are determined by the Committee, but in the case of an ISO must not be less than the fair market value of a share of our common stock on the date of grant. For purposes of the 2005 Plan, the term “fair market value” means the fair market value of our common stock, awards or other property as determined by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee or our board of directors, the fair market value of our common stock as of any given date will be the closing sales price per share of our common stock as reported on the principal stock exchange or market on which our common stock is traded on the date as of which such value is being determined or, if there is no sale on that date, the last previous day on which a sale was reported. The maximum term of each option or SAR, the times at which each option or SAR will be exercisable, and provisions requiring forfeiture of unexercised options or SARs at or following termination of employment or service generally are fixed by the Committee except that no option or SAR may have a term exceeding 10 years. Options may be exercised by payment of the exercise price in cash, shares that have been held for at least six months (or that the Committee otherwise determines will not result in a financial accounting charge to us), outstanding awards or other property having a fair market value equal to the exercise price, as the Committee may determine from time to time. Methods of exercise and settlement and other terms of the SARs are determined by the Committee. SARs granted under the 2005 Plan may include “limited SARs” exercisable for a stated period of time following a change in control of us or upon the occurrence of some other event specified by the Committee, as discussed below.
     The Committee is authorized to grant restricted stock and deferred stock. Restricted stock is a grant of shares of our common stock which may not be sold or disposed of, and which may be forfeited in the event of certain terminations of employment or service, prior to the end of a restricted period specified by the Committee. A participant granted restricted stock generally has all of the rights of a shareholder of ours, unless otherwise determined by the Committee. An award of deferred stock confers upon a participant the right to receive shares of our common stock at the end of a specified deferral period, and may be subject to possible forfeiture of the award in the event of certain terminations of employment prior to the end of a specified restricted period. Prior to settlement, an award of deferred stock carries no voting or dividend rights or other rights associated with share ownership, although dividend equivalents may be granted, as discussed below.
     The Committee is authorized to grant dividend equivalents conferring on participants the right to receive, currently or on a deferred basis, cash, shares of our common stock, other awards or other property equal in value to dividends paid on a specific number of shares of our common stock or other periodic payments. Dividend equivalents may be granted alone or in connection with another award, may be paid currently or on a deferred basis and, if deferred, may be deemed to have been reinvested in additional shares of our common stock, awards or otherwise as specified by the Committee.
     The Committee is authorized to grant shares of our common stock as a bonus free of restrictions, or to grant shares of our common stock or other awards in lieu of our obligations to pay cash under the 2005 Plan or other plans or compensatory arrangements, subject to such terms as the Committee may specify.

     The Committee is authorized to grant awards under the 2005 Plan that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of our common stock. Such awards might include convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of our common stock, purchase rights for shares of our common stock, awards with value and payment contingent upon our performance or any other factors designated by the Committee, and awards valued by reference to the book value of shares of our common stock or the value of securities of or the performance of specified subsidiaries or business units. The Committee determines the terms and conditions of such awards.
     The right of a participant to exercise or receive a grant or settlement of an award, and the timing thereof, may be subject to such performance conditions (including subjective individual goals) as may be specified by the Committee. In addition, the 2005 Plan authorizes specific performance awards, which represent a conditional right to receive cash, shares of our common stock or other awards upon achievement of certain preestablished performance goals and subjective individual goals during a specified fiscal year. Performance awards granted to persons whom the Committee expects will, for the year in which a deduction arises, be “covered employees” (as defined below) will, if and to the extent intended by the Committee, be subject to provisions that should qualify such awards as “performance-based compensation” not subject to the limitation on tax deductibility by us under Code Section 162(m). For purposes of Section 162(m), the term “covered employee” means our chief executive officer and each other person whose compensation is required to be disclosed in our filings with the SEC by reason of that person being among our four highest compensated named executive officers as of the end of a taxable year. If and to the extent required under Section 162(m) of the Code, any power or authority relating to a performance award intended to qualify under Section 162(m) of the Code is to be exercised by the Committee, not our board of directors.
     Subject to the requirements of the 2005 Plan, with respect to our “covered employees,” the Committee will determine performance award terms, including the required levels of performance with respect to specified business criteria, the corresponding amounts payable upon achievement of such levels of performance, termination and forfeiture provisions and the form of settlement. One or more of the following business criteria for us, on a consolidated basis, and/or for Related Entities, or for business or geographical units of ours and/or a Related Entity (except with respect to the total shareholder return and earnings per share criteria), will be used by the Committee in establishing performance goals for performance awards to “covered employees” that are intended to qualify under Section 162(m): (1) earnings per share; (2) revenues or margins; (3) cash flow; (4) operating margin; (5) return on net assets, investment, capital, or equity; (6) economic value added; (7) direct contribution; (8) net income; pretax earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings after interest expense and before extraordinary or special items; operating income; income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of the Company; (9) working capital; (10) management of fixed costs or variable costs; (11) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (12) total shareholder return; (13) debt reduction; (14) comparable store sales; (15) inventory turn; (16) markdowns as a percentage of sales; and (17) selling, general and administrative expenses as a percentage of sales; and (18) any of the above goals determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparable companies. The Committee may exclude the impact of an event or occurrence which the Committee determines should appropriately be excluded, including without limitation (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to our operations or not within the reasonable control of our management, or (iii) a change in accounting standards required by generally accepted accounting principles.
     In granting performance awards, the Committee may establish unfunded award “pools,” the amounts of which will be based upon the achievement of a performance goal or goals based on one or more of certain business criteria described in the 2005 Plan (including, for example, total shareholder return, net income, pretax earnings, EBITDA, earnings per share, comparable store sales, and return on investment).
     Awards may be settled in the form of cash, shares of our common stock, other awards or other property, in the discretion of the Committee. The Committee may require or permit participants to defer the settlement of all or part of an award in accordance with such terms and conditions as the Committee may establish, including payment or crediting of interest or dividend equivalents on deferred amounts, and the crediting of earnings, gains and losses based on deemed investment of deferred amounts in specified investment vehicles. The Committee is authorized to place cash, shares of our common stock or other property in trusts or make other arrangements to provide for payment of our obligations under the 2005 Plan. The Committee may condition any payment relating to an award on the withholding of taxes and may provide that a portion of any shares of our common stock or other property to be distributed will be withheld (or previously acquired shares of our common stock or other property be surrendered by the participant) to satisfy withholding and other tax obligations. Awards granted under the 2005 Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant’s death, except that the Committee may, in its discretion, permit transfers for estate planning or other purposes subject to any applicable restrictions under Rule 16b-3 of the Exchange Act.
     Awards under the 2005 Plan are generally granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The Committee may, however, grant awards in exchange for other awards under the 2005 Plan awards or under other company plans, or other rights to payment from us, and may grant awards in addition to and in tandem with such other awards, rights or other awards.
     The Committee may, in its discretion, accelerate the exercisability, the lapsing of restrictions or the expiration of deferral or vesting periods of any award, and such accelerated exercisability, lapse, expiration and if so provided in the award agreement, vesting will occur automatically in the case of a “change in control” of the Company, as defined in the 2005 Plan (including the cash settlement of SARs and “limited SARs” which may be exercisable in the event of a change in control). In addition, the Committee may provide in an award agreement that the performance goals relating to any performance based award will be deemed to have been met upon the occurrence of any “change in control.” Upon the occurrence of a change in control, if so provided in the award agreement, stock options and limited SARs (and other SARs which so provide) may be cashed out based on a defined “change in control price,” which will be the higher of (i) the cash and fair market value of property that is the highest price per share paid (including extraordinary dividends) in any reorganization, merger, consolidation, liquidation, dissolution or sale of substantially all of our assets, or (ii) the highest fair market value per share (generally based on market prices) at any time during the 60 days before and 60 days after a change in control.
     For purposes of the 2005 Plan, a “change in control” will be deemed to occur upon the earliest of the following:
          (a) the acquisition by any Person of Beneficial Ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of either (1) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities); provided, however, that for this purpose, the following acquisitions will not constitute a Change of Control: (w) any acquisition directly from us; (x) any acquisition by us; (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by us or any of our Related Entities; or (z) any acquisition by any corporation pursuant to a transaction which complies with clauses (1), (2) and (3) of (c) below; or
          (b) during any period of two (2) consecutive years (not including any period prior to the effective date of the 2005 Plan) individuals who constitute the board on the effective date of the 2005 Plan (the “Incumbent Board”) cease for any reason to constitute at least a majority of the board; provided, however, that any individual becoming a director subsequent to the effective date of the 2005 Plan whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or
          (c) consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving us or any of our subsidiaries, a sale or other disposition of all or substantially all of our assets, or the acquisition of assets or stock of another entity by us or any of our subsidiaries (each a “Business

Combination”), in each case, unless, following such Business Combination, (1) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns us or all or substantially all of our assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding any employee benefit plan (or related trust) of ours or such corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (3) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the board, providing for such Business Combination; or
          (d) approval by our shareholders of our complete liquidation or dissolution.
     Our board of directors may amend, alter, suspend, discontinue or terminate the 2005 Plan or the Committee’s authority to grant awards without further shareholder approval, except shareholder approval must be obtained for any amendment or alteration if such approval is required by law or regulation or under the rules of any stock exchange or quotation system on which shares of our common stock are then listed or quoted. Thus, shareholder approval may not necessarily be required for every amendment to the 2005 Plan which might increase the cost of the 2005 Plan or alter the eligibility of persons to receive awards. Shareholder approval will not be deemed to be required under laws or regulations, such as those relating to ISOs, that condition favorable treatment of participants on such approval, although our board of directors may, in its discretion, seek shareholder approval in any circumstance in which it deems such approval advisable. Unless earlier terminated by our board of directors, the 2005 Plan will terminate at such time as no shares of our common stock remain available for issuance under the 2005 Plan and we have no further rights or obligations with respect to outstanding awards under the 2005 Plan.
     Claire’s Stores, Inc. Management Deferred Compensation Plan. Effective as of July 26, 1999, we adopted a non-qualified deferred compensation plan, referred to as the Claire’s Stores, Inc. Management Deferred Compensation Plan, or the 1999 Deferred Compensation Plan. The 1999 Deferred Compensation Plan was amended on January 1, 2001. In response to new legislation enacted at the end of calendar year 2004, the 1999 Deferred Compensation Plan was frozen, effective as of February 4, 2005, and no future contributions were made into the 1999 Deferred Compensation Plan on or after that date. The 1999 Deferred Compensation Plan will continue to remain in existence until all benefits are paid out to the participants and beneficiaries, in accordance with and pursuant to the terms set forth in the 1999 Deferred Compensation Plan.
     The purpose of the 1999 Deferred Compensation Plan was to permit some of our selected key employees to elect to defer all or a portion of their cash compensation to be received from us until the earlier of the termination of his or her employment with us or a specified date in the future, as indicated in the initial election form executed by the individual key employee. In the event of a change in control, as defined in the 1999 Deferred Compensation Plan, all amounts contributed to the 1999 Deferred Compensation Plan will become immediately payable to the participants in accordance with their individual account balances.
     The key employees had the ability to elect to defer up to one hundred (100%) of their base salary and one hundred percent (100%) of their bonuses for a plan year, which, for purposes of the 1999 Deferred Compensation Plan, is a calendar year.
     In addition to the elective deferrals described above, participants may have received a discretionary employer contribution which was determined by us on an annual basis. The individual amounts for each participant, which is not necessarily the same for each participant, was based upon a certain percentage of the participant’s base salary for the plan year and the number of years of employment with us. The actual percentage amounts are set forth in the 1999 Deferred Compensation Plan.

     Each participant is one hundred percent (100%) vested in all contributions, including elective deferrals and discretionary employer contributions, made on his or her behalf to the 1999 Deferred Compensation Plan, if any, at all times.
     Participants may select from a variety of investment alternatives, including life insurance, for purposes of calculating the investment return attributable to their elective deferrals and/or the non-discretionary employer contributions made on their behalf. Under the terms of the 1999 Deferred Compensation Plan, we will be required to pay out amounts to a participant based upon the investment alternatives selected by the participant.
     All amounts contributed to the 1999 Deferred Compensation Plan, including the participant elective deferrals and the discretionary employer contributions, were funded into a grantor rabbi trust and, thus, all such amounts remain subject to the claims of our creditors in the event we become bankrupt or insolvent.
     At the appropriate time of distribution, each participant will receive either a lump sum distribution or installment payments of the contributions, including the elective deferrals, the discretionary employer contributions and earnings thereon, if any, made to the 1999 Deferred Compensation Plan on his or her behalf. The actual method of distribution will depend upon the event which gives rise to the right of distribution. For example, if a participant terminates employment due to retirement, as defined in the 1999 Deferred Compensation Plan, he or she will have the option of receiving his or her benefits in the form of a lump sum or installments payable over either 5, 10 or 15 years. In the event that a participant dies while employed by us, his or her beneficiary or beneficiaries may be entitled to receive additional death benefits under the 1999 Deferred Compensation Plan. In-service withdrawals with a penalty or other withdrawals to cover unforeseen financial emergencies are also allowed, subject to the terms of the 1999 Deferred Compensation Plan.
     Claire’s Stores, Inc. 2005 Management Deferred Compensation Plan. In response to new legislation that was enacted at the end of calendar year 2004, we adopted a new non-qualified deferred compensation plan, referred to as the Claire’s Stores, Inc. 2005 Management Deferred Compensation Plan, or 2005 Deferred Compensation Plan, effective as of February 4, 2005. The 2005 Deferred Compensation Plan is substantially the same as the 1999 Deferred Compensation Plan, except for the changes required by the new legislation.
     The purpose of the 2005 Deferred Compensation Plan is to permit some of our selected key employees to elect to defer all or a portion of their cash compensation to be received from us until the earlier of the termination of his or her employment with us or a specified date in the future, as indicated in the initial election form executed by the individual key employee. In the event of a change in control, as defined in the 2005 Deferred Compensation Plan, all amounts contributed to the 2005 Deferred Compensation Plan will become immediately payable to the participants in accordance with their individual account balances.
     The key employees have the ability to elect to defer up to one hundred (100%) of their base salary and one hundred percent (100%) of their bonuses for a plan year, which, for purposes of the 2005 Deferred Compensation Plan, is a calendar year.
     In addition to the elective deferrals described above, participants may receive a discretionary employer contribution which is determined by us on an annual basis. The individual amounts for each participant, which is not necessarily the same for each participant, will be based upon a certain percentage of the participant’s base salary for the plan year and years of employment with us. The actual percentage amounts are set forth in the 2005 Deferred Compensation Plan.
     Each participant will be one hundred percent (100%) vested in all contributions, including elective deferrals and discretionary employer contributions, made on his or her behalf to the 2005 Deferred Compensation Plan, if any, at all times.
     Participants may select from a variety of investment alternatives, including life insurance, for purposes of calculating the investment return attributable to their elective deferrals and/or the non-discretionary employer contributions made on their behalf. Under the terms of the 2005 Deferred Compensation Plan, we will be required to pay out amounts to a participant based upon the investment alternatives selected by the participant.

     All amounts contributed to the 2005 Deferred Compensation Plan, including the participant elective deferrals and the discretionary employer contributions, will be funded into a grantor rabbi trust and, thus, all such amounts remain subject to the claims of our creditors in the event we become bankrupt or insolvent.
     At the appropriate time of distribution, each participant will receive either a lump sum distribution or installment payments of the contributions, including the elective deferrals, the discretionary employer contributions and earnings thereon, if any, made to the 2005 Deferred Compensation Plan on his or her behalf. The actual method of distribution will depend upon the event which gives rise to the right of distribution. For example, if a participant terminates employment due to retirement, as defined in the Deferred Compensation Plan, he or she will have the option of receiving his or her benefits in the form of a lump sum or installments payable over either a period from 5 to 15 years. In the event that a participant dies while employed by us, his or her beneficiary or beneficiaries may be entitled to receive additional death benefits under the 2005 Deferred Compensation Plan. In-service withdrawals to cover unforeseen financial emergencies are also allowed, subject to the terms of the 2005 Deferred Compensation Plan.
Compensation Committee Interlocks and Insider Participation
     No member of the compensation committee is now or ever was an officer or an employee of ours. During fiscal 2006, none of our executive officers served on the board of directors or compensation committee of any company which any of our compensation committee members serve as executives or employees.
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
     The following Compensation Committee Report on Executive Compensation and the performance graph included elsewhere in this proxy statement do not constitute soliciting material and should not be deemed filed or incorporated by reference in any other filing by us under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this report or the performance graph by reference therein.
Compensation Philosophy
     Our compensation philosophy is to maximize shareholder value over time by aligning executive compensation with our financial and operational performance, individual contribution and shareholder returns. The executive compensation program is designed to:
•	support a performance-oriented environment that links executive rewards to shareholder value creation;

•	motivate and reward achievement of annual and long-term objectives; and

•	provide competitive total compensation that enables attraction and retention of key executive talent.
     Performance criteria are reviewed each year to ensure consistency with our business strategies. Executive officers are also given annual goals against which individual performance is evaluated. The three main components comprising our executive compensation program during fiscal 2006 were:
•	base salary;

•	annual incentive bonus; and

•	long-term incentives.
     We review the executive compensation program annually to ensure that the overall package and each component are competitive and appropriately weighted. We use internal resources and, with respect to establishing compensation for fiscal 2006, we used nationally recognized independent compensation consultants, to assess the competitiveness of our executive compensation arrangements. Market data from compensation surveys prepared by national consulting companies, which include specialty retail companies, are considered when setting executive compensation. However, we also look beyond the competitive survey data during our deliberations and place significant weight on individual job performance, future potential, the importance of retention of individual executives based on their contribution to our business, contribution by our executives to the increase in our shareholder value, the family history of the co-chief executive officers’ relationship with us, and the longevity of our other named executive officer’s tenure with us. Each year, Ms. Marla Schaefer, the Company’s Co-Chairman and Co-CEO, and Ms. Bonnie Schaefer, Company’s Co-Chairman and Co-CEO, whom we collectively refer to as the Co-CEOs, evaluate our other named executive officer, which is our CFO, and discuss with us their assessment of these factors and how they should impact compensation decisions for our CFO. Based on our assessment of this information, we consider the Co-CEOs’ compensation recommendations and make any modifications we determine are appropriate for our CFO. We approve all individual compensation actions and employment arrangements for our named executive officers, including any severance benefits.
     In April 2005, we finalized the performance criteria for bonuses for fiscal 2006 for our named executive officers. We are also responsible for administering the Company’s 1996 Plan and 2005 Plan.
Executive Officer Compensation
     Base Compensation
     We review base salaries for our named executive officers annually. Our goal is to pay competitive base salaries, which we set at levels that will effectively attract and retain top talent. We take into consideration the market data previously discussed and, with respect to our CFO, the Co-CEOs’ evaluation and recommendations. We also consulted with nationally recognized independent compensation consultants in establishing base salary for our named executive officers. The base salaries of our named executive officers were based on the philosophies and objectives set forth above. We also consider the performance of our executive officers in his or her particular area of responsibility, overall contribution to the Company’s performance, and future contributions the named executive officers are believed to be able to make to the Company. Base salaries for our named executive officers were increased for fiscal 2006 with special consideration given to the following factors:
•	the Company’s continued successful performance in fiscal 2006;

•	length of service and knowledge of our business by our named executive officers; and

•	increase in shareholder value since our CO-CEOs assumed their responsibilities in fiscal 2003.
     Annual Incentive Compensation
     At a meeting in April 2005, we finalized the fiscal 2006 performance targets for our named executive officers based on performance targets related to increases in net income, as adjusted, over the prior fiscal year. These targets provided for the payment of bonuses ranging from 25% to 225% of base salary for our co-chief executive officers and 15% to 150% of base salary for our CFO. See “Executive Compensation.”
     Long-Term Incentive Compensation
     In fiscal 2006, we did not grant any options to purchase our common stock to our named executive officers. Rather, we moved to a system of executive officer long-term incentive compensation based on performance goals (“Share Performance Goals”) for performance shares that may be earned over a three-year performance period commencing February 1, 2005. The Share Performance Goals for the performance shares granted for fiscal 2006 to our named executive officers are based on increases in income, before income taxes, minus interest income, plus interest expense, plus or minus special items over the prior fiscal year in the three-year period. The performance shares are further subject to, both, a vesting schedule of 25%, 25% and 50% over the three-year period and targets and associated levels (e.g. threshold, plan and a maximum level) for participation that could result in performance shares being issued at 50%, 100% or 200% of the amount of performance shares granted. In fiscal 2006, our Co-CEOs were each granted 50,000 performance shares and our CFO was granted 20,000 performance shares, subject to achievement of the Share Performance Goals. Based on the vesting schedule and Share Performance Goals achieved for fiscal 2006, each of our Co-CEOs will be issued 6,250 shares and our CFO will be issued 2,500 shares with respect to fiscal 2006.

Co-Chief Executive Officers’ Compensation
     We believe that the compensation of the Co-CEOs should be closely tied to the Company’s success, and should provide each of the Co-CEOs with a stake in the future success of the Company. For fiscal 2006, each of the Co-CEOs base salary was $800,000 and each of the Co-CEOs was awarded a bonus equal to 170% of their base salary (or $1,360,000), which was based on the achievement of performance goals established by our compensation committee in April 2005. Those goals were based on increases in the Company’s annual net income, as adjusted, over the prior fiscal year. In February 2005, each of the Co-CEOs received a restricted stock grant for 75,000 shares of restricted stock. Twenty-five percent (25%) of the restricted stock vested on February 1, 2006, twenty-five percent (25%) of the restricted stock will vest on February 1, 2007 and fifty percent (50%) of the restricted stock will vest on February 1, 2008. For fiscal 2006, each of the Co-CEOs earned 6,250 performance shares, based on achievement of established performance goals for fiscal 2006, and subject to the vesting schedule described above.
Section 162(m) of the Code
     In 1993, Section 162(m) was added to the Internal Revenue Code of 1986, as amended. This section generally provides that no publicly held company will be permitted to deduct compensation in excess of $1 million paid in any taxable year to its chief executive officer or any of its four other highest paid named executive officers unless:
•	the compensation is payable solely on account of the attainment of performance goals;

•	the performance goals are determined by a compensation committee of two or more outside directors;

•	the material terms under which compensation is to be paid are disclosed to and approved by the shareholders of the company; and

•	a compensation committee certifies that the performance goals were met.
     The effect of Section 162(m) is applicable to the Company only in the case of our current named executive officers who have received compensation in excess of $1 million. We believe that each of the Company’s 1996 Plan and 2005 Plan has been structured in a manner that satisfies the requirements of Section 162(m). We established performance-based goals for fiscal 2006 for each of our current named executive officers with respect to cash annual incentive compensation bonuses; however, the restricted stock grants of 75,000 shares to each of our Co-CEOs in February 2005 are not subject to achievement of performance-based goals.
Members of the Compensation Committee
Martha Clark Goss, Chairman
Ann Spector Lieff
Bruce G. Miller

Equity Compensation Plan Information
     The following table provides information as of January 28, 2006 with respect to compensation plans, including individual compensation arrangements, under which our common stock and Class A common stock are authorized for issuance.

Equity Compensation Plan Information
	Number of		Number of securities
	securities to be		remaining available
	issued upon	Weighted-average	for future issuance
	exercise of	exercise price of	under equity
	outstanding	outstanding	compensation plans
	options, warrants	options, warrants	(excluding securities
Plan Category	and rights	and rights	reflected in column(a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,113,436	$15.33	9,201,109
Equity compensation plans not approved by security holders	—	—	—

Total	1,113,436	$15.33	9,201,109

PROPOSAL 2 — RATIFICATION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     Our audit committee has selected KPMG LLP as our independent registered public accounting firm for fiscal 2007. KPMG LLP has been our independent registered public accounting firm since 1993. Ratification of our independent registered public accounting firm is not required by our bylaws or applicable law, but is being submitted to our shareholders as a matter of good corporate governance. No determination has been made as to what action the board would take if our shareholders do not ratify the appointment. If the appointment of KPMG LLP is approved, the audit committee, in its discretion, may still direct the appointment of a different independent registered public accounting firm at any time and without shareholder approval, if the audit committee believes that such a change would be in our best interests and in the best interests of our shareholders.
     Vote Required. The approval of KPMG LLP will be decided by an affirmative vote of a majority of the votes cast, either in person or by proxy, at the meeting by the holders of the outstanding shares of our common stock (one vote per share) and Class A common stock (ten votes per share), voting together as a single class.
     The board recommends that shareholders vote “FOR” the ratification of KPMG LLP as our independent registered public accounting firm.
Report of the Audit Committee
     The following Report of the audit committee does not constitute soliciting material and should not be deemed filed or incorporated by reference in any other filing by us under the Securities Act of 1933 or the Securities Exchange Act of 1934.
     In accordance with its written charter adopted by our board of directors, the audit committee’s role is to act on behalf of the board of directors in the oversight of our accounting, auditing and financial reporting practices. The audit committee consists of three members, each of whom is “independent” as that term is defined under the applicable listing standards of the New York Stock Exchange, the Sarbanes-Oxley Act of 2002 and applicable Securities and Exchange Commission rules.
     The Sarbanes-Oxley Act of 2002 and the committee’s charter require that all services provided to us by KPMG LLP (KPMG), our independent registered public accounting firm, be subject to pre-approval by the audit committee. The audit committee has established policies and procedures contemplated by these rules.

     The purpose of the audit committee is to assist our board in its oversight of:
•	the integrity of our financial reports and other written financial information filed by us with the Securities and Exchange Commission;

•	our systems of internal accounting and financial controls;

•	the qualifications, independence and performance of our independent registered public accounting firm; and

•	our compliance with legal and regulatory requirements that may have a material impact on our financial statements.
     In carrying out these responsibilities, the audit committee, among other things:
•	monitors preparation of quarterly and annual financial reports by our management, including disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations”;

•	supervises the relationship between us and our independent registered public accounting firm, including making decisions with respect to their appointment or removal, reviewing the scope of their audit services, approving audit and non-audit services, and confirming the independence of the independent registered public accounting firm; and

•	overseeing management’s implementation and maintenance of effective systems of internal and disclosure controls, including review of our internal audit program and the composition, function, staffing, budget and performance of the internal audit group.
     In fulfilling its oversight responsibilities, the audit committee reviewed the audited financial statements for fiscal 2006 with management, including a discussion of the quality, not just the acceptability, of the accounting principles employed, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. Management represented to the audit committee that our consolidated financial statements for fiscal 2006 were prepared in accordance with generally accepted accounting principles, and that our internal control over financial reporting as of the end of fiscal 2006 was effective. The audit committee reviewed and discussed the financial statements for fiscal 2006 with the independent registered public accounting firm. Consistent with the requirements of the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder, the audit committee discussed with the independent registered public accounting firm all of the matters required to be discussed by Statement of Auditing Standards No. 61, Communications with Audit Committees, as amended. In addition, the audit committee has discussed with the independent registered public accounting firm their independence from our management and from us, including matters in the written disclosures provided by the independent registered public accounting firm to the audit committee as required by Independence Standards Board Standard No. 1, Independence Discussion with Audit Committees. As part of this review, the audit committee considered whether the non-audit services provided to us by KPMG during fiscal 2006 were compatible with maintaining their independence. Upon its review, the audit committee has satisfied itself as to KPMG’s independence.
     In addition, the audit committee reviewed initiatives and programs aimed at strengthening the effectiveness of our internal control structure. As part of this process, the audit committee continued to monitor the scope and adequacy of our internal audit program, reviewing staffing levels and steps taken to implement recommended improvements in internal procedures and controls.
     The audit committee has a formal policy concerning approval of audit and non-audit services to be provided by our independent registered public accounting firm, KPMG. The policy requires that all services to be provided by KPMG, including audit-related and non-audit services, must be pre-approved by the audit committee.
     The members of the audit committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing. Members of the audit committee rely without independent verification on the information provided to them and on the representations made by management and the independent registered public accounting firm. Accordingly, the audit committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the audit committee’s considerations and discussions referred to above do not assure that the audits of the financial statements have been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the independent registered public accounting firm is in fact “independent.”
     In reliance on the reviews and discussions with management and the independent accountants referred to above, and subject to the limitations on its role and responsibilities described above, the audit committee recommended to our board of directors, and the board of directors has approved, that the audited financial statements be included in our Annual Report on Form 10-K for fiscal 2006 filed with the Securities and Exchange Commission. The undersigned members of the audit committee have submitted this report to us.
Members of the Audit Committee
Bruce G. Miller, Chairman
Steven H. Tishman
Martha Clark Goss
Relationship With Our Independent Registered Public Accounting Firm
     The firm of KPMG LLP has been our independent registered public accounting firm since 1993 and will be our independent registered public accounting firm for the current fiscal year unless the audit committee or board of directors deems it advisable to make a substitution. Our board of directors and the audit committee, in their discretion, may change the appointment at any time during the year if they determine that such change would be in our best interest and the best interest of our shareholders. Representatives of KPMG LLP are expected to be present at the annual meeting with the opportunity to make a statement if they desire to do so and respond to questions concerning our financial affairs.
Fees Paid To Our Independent Registered Public Accounting Firm
     We were billed an aggregate of $1,828,000 and $1,681,000 by KPMG LLP for fiscal 2005 and fiscal 2006, respectively, as follows:
     Audit Fees
     For professional services rendered for the annual audit of our consolidated financial statements, annual audit of our internal control over financial reporting, review of our quarterly financial statements and services that are normally provided in connection with statutory and regulatory filings, $1,768,000 for fiscal 2005 and $1,649,000 for fiscal 2006.
     Audit-Related Fees
     For assistance in the documentation of an accounting policies manual, turnover certificates for Claire’s Accessories UK Ltd., review of related SEC filings, and an audit of employee benefit plans, $47,000 for fiscal 2005. For professional services related to an audit of employee benefit plans and turnover certificates for Claire’s Accessories UK Ltd., $28,000 for fiscal 2006.
     Tax Fees
     For tax compliance, $0 for fiscal 2005 and $0 for fiscal 2006.

     All Other Fees
     For licenses for accounting research and tax compliance software and customs training, $13,000 for fiscal 2005. For licenses for accounting research and tax compliance software, $4,000 for fiscal 2006.
     Pre-Approval Policies and Procedures
     We pre-approve a schedule of audit and non-audit services expected to be performed by KPMG LLP in a given fiscal year. In addition, the audit committee delegates authority to its Chairman to pre-approve additional audit and non-audit services by KPMG LLP (other than services that have been generally pre-approved by the audit committee) since the previous meeting at which pre-approval decisions were reported. The Chairman reports any such pre-approval decisions to the audit committee at its next scheduled meeting.
     All of the services described above under “Audit Fees”, “Audit-Related Fees,” “Tax Fees” and “All Other Fees” for fiscal 2005 and fiscal 2006 were pre-approved by the audit committee.
PROPOSAL 3 — SHAREHOLDER PROPOSAL REGARDING OUR OPERATIONS IN NORTHERN IRELAND
     In accordance with the Securities and Exchange Commission rules, the following shareholder proposal was submitted to us by the Office of the Comptroller of the City of New York, William C. Thompson, Jr., State Comptroller, located at 1 Centre Street, New York, New York 10007, on behalf of the New York City Employees’ Retirement System, which beneficially holds 80,345 shares of our common stock, New York City Teachers’ Retirement System, which beneficially holds 94,500 shares of our common stock, the New York City Fire Department Pension Fund, which beneficially holds 15,500 shares of our common stock, the New York City Police Pension Fund, which beneficially holds 35,600 shares of our common stock, and the New York City Board of Education Retirement System, which beneficially holds 4,200 shares of our common stock.
     “WHEREAS, Claire’s Stores, Inc. has a subsidiary in Northern Ireland;
     WHEREAS, the securing of a lasting peace in Northern Ireland encourages us to promote means for establishing justice and equality;
     WHEREAS, employment discrimination in Northern Ireland was cited by the International Commission of Jurists as being one of the major causes of sectarian strife;
     WHEREAS, Dr. Sean MacBride, founder of Amnesty International and Nobel Peace laureate, has proposed several equal opportunity employment principles to serve as guidelines for corporations in Northern Ireland. These include:
1.	Increasing the representation of individuals from underrepresented religious groups in the workforce including managerial, supervisory, administrative, clerical and technical jobs.

2.	Adequate security for the protection of minority employees both at the workplace and while traveling to and from work.

3.	The banning of provocative religious or political emblems from the workplace.

4.	All job openings should be publicly advertised and special recruitment efforts should be made to attract applicants from underrepresented religious groups.

5.	Layoff, recall, and termination procedures should not in practice, favor particular religious groupings.

6.	The abolition of job reservations, apprenticeship restrictions, and differential employment criteria, which discriminate on the basis of religion or ethnic origin.

7.	The development of training programs that will prepare substantial numbers of current minority employees for skilled jobs, including the expansion of existing programs and the creation of new programs to train, upgrade, and improve the skills of minority employees.

8.	The establishment of procedures to assess, identify and actively recruit minority employees with potential for further advancement.

9.	The appointment of a senior management staff member to oversee the company’s affirmative action efforts and the setting up of timetables to carry out affirmative action principles.
     RESOLVED, Shareholders request the Board of Directors to:
     Make all possible lawful efforts to implement and/or increase activity on each of the nine MacBride Principles.”
Supporting Statement by the Comptroller of the City of New York
     “We believe that our company benefits by hiring from the widest available talent pool. An employee’s ability to do the job should be the primary consideration in hiring and promotion decisions.
     Implementation of the MacBride Principles by Claire’s Stores, Inc. will demonstrate its concern for human rights and equality of opportunity in its international operations.
     Please vote your proxy “FOR” these concerns.”
Response by our Board of Directors and Management in Opposition to Proposal 3
     Your directors recommend a vote “AGAINST” this shareholder proposal for the following reasons:
     We are committed to providing equal opportunity employment. As a matter of policy, we do not discriminate against our employees or applicants for employment on the basis of religion. Individuals are evaluated on their ability and qualifications to perform their jobs, regardless of their race, sex, national origin, age, color or religion. Similarly, our recruiting procedures are designed to provide equal opportunity, and we comply with non-discrimination laws in effect in the countries and localities where we operate.
     Of approximately 3,000 retail stores worldwide, we operated approximately 20 retail stores in Northern Ireland as of the end of fiscal 2006. Of approximately 18,000 of our employees worldwide, as of the end of fiscal 2006, fewer than 75 worked in Northern Ireland.
     In addition to following our own non-discrimination policies, we comply with the standards of the Northern Ireland Fair Employment legislation, as updated by the Fair Employment and Treatment (Northern Ireland) Order of 1998. In addition, we are registered with, and cooperate with, the Equality Commission for Northern Ireland, which oversees equal opportunity in employment. These laws make religious discrimination and preferential treatment in employment illegal. These laws also prohibit indirect religious discrimination and require compulsory reviews of employers’ recruitment, training and promotion practices with applicable provisions of the Code of Practice issued by the Equality Commission, specifically to promote and protect equality of opportunity in employment in Northern Ireland.
     The objectives of both the MacBride Principles and the laws referenced above are to eliminate employment discrimination in Northern Ireland. We wholeheartedly support this objective. However, by adopting the MacBride Principles, we would be accountable to two sets of similar, but not identical, fair employment guidelines, making it difficult for us to determine what standard will best help us run our business in Northern Ireland. This would be neither necessary nor desirable, particularly in light of our own internal policies and practices with respect to the promotion of fair and equal employment opportunities. We are also concerned that implementation of a potentially rigid set of principles, such as the MacBride Principles, may lead to divisiveness and unfairness among our employees in Northern Ireland.

     Your directors believe that our current policies and actions in this regard demonstrate our commitment to making all reasonable efforts to promote equal opportunity and eliminate discrimination in employment on the basis of religion. In our board’s opinion, this commitment, together with our policies and practices and compliance with laws in effect with respect to these matters, should ensure continued protection of equal opportunities for our employees in Northern Ireland. Therefore, the board believes that endorsement or implementation of the MacBride Principles is not necessary to ensure fair and equal opportunity of employment for its employees in Northern Ireland.
     Vote Required. The approval of the shareholder proposal regarding our operations in Northern Ireland will be decided by an affirmative vote of a majority of the votes cast, either in person or by proxy, at the meeting by the holders of the outstanding shares of our common stock (one vote per share) and Class A common stock (ten votes per share), voting together as a single class. At each of our 2004 and 2005 annual meetings, the same shareholder presented a substantially identical proposal. Shareholders rejected each of those proposals, with over 80% of the votes cast voting against it in 2004 and approximately 90% of the votes cast voting against it in 2005.
     For the reasons set for the above, the board recommends that shareholders vote “AGAINST” this proposal.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     We lease our executive offices located in Pembroke Pines, Florida from Rowland Schaefer & Associates, a general partnership owned by two corporate general partners. Each of E. Bonnie Schaefer and Marla Schaefer, our Co-Chairmen, as well as a sister of our Co-Chairmen, have an approximately 32% ownership interest in the general partnership, and Ira D. Kaplan, our Chief Financial Officer, has an approximately 5% ownership interest in the general partnership. During fiscal 2006, we paid Rowland Schaefer & Associates, Inc. approximately $1,217,000 for rent, real estate taxes and operating expenses as required under the lease. After obtaining approval of our corporate governance and nominating committee, we executed a new lease in January 2004 which expires on December 31, 2013.
     We lease retail space for a Claire’s Boutiques store in New York City from 720 Lexington Realty LLC, a limited liability corporation that is controlled by our two Co-Chairmen and a sister of our Co-Chairmen. During fiscal 2006, we paid approximately $460,000 for rent to 720 Lexington Realty LLC. The lease expired on January 31, 2005 and our corporate governance and nominating committee approved the terms of a new lease in January 2005. The new lease terms provide for a five-year term with a five year renewal option, and annual rental payments of $460,000 (exclusive of real estate taxes and other operating expenses to be paid by us under the lease).
     Management believes that these lease arrangements are on no less favorable terms than we could obtain from unaffiliated third parties.
     We entered into an agreement, effective as of November 30, 2003, with Rowland Schaefer, who at the time was on a medical leave of absence from his position as our chairman and chief executive officer. Mr. Schaefer is the father of each of E. Bonnie Schaefer and Marla Schaefer, our Co-CEOs and Co-Chairmen. Pursuant to the agreement, Mr. Schaefer resigned as chairman and chief executive officer and all other positions as an officer and director of any of our companies and his employment agreement was terminated. Mr. Schaefer agreed to provide consulting services to us and to serve as Chairman Emeritus of the board. As consideration for terminating the employment agreement and his continued service as Chairman Emeritus, Mr. Schaefer receives an aggregate annual payment of $1,300,000, payable for each of the five years from the date of his resignation.

CORPORATE PERFORMANCE GRAPH
     The following graph compares the cumulative total return of an investment in our common stock with an investment in the S&P 500 Stock Index and the Retail Index for the five fiscal years ending January 31, 2006. This graph assumes the investment of $100 in our common stock, the S&P 500 and the S&P Apparel Retail Index on January 31, 2001 and assumes dividends are reinvested. Measurement points are on the last trading day of each of the five fiscal years.

	Fiscal Year Ending January 31,
	2001	2002	2003	2004	2005	2006
Claire’s Stores, Inc.	100.00	$95.75	$120.56	$189.36	$216.39	$340.57
S&P500	100.00	83.85	64.55	86.87	92.28	101.86
S&P Apparel Retail	100.00	70.60	62.45	82.15	99.45	94.27

MISCELLANEOUS
Annual Report on Form 10-K
     We have mailed copies of our annual report on Form 10-K with this proxy statement to holders of shares of common stock and Class A common stock as of the record date, May 1, 2006. We will provide without charge, to each holder of shares of common stock and Class A common stock as of the record date, a copy of our annual report on Form 10-K for the fiscal year ended January 28, 2006 as filed with the Securities and Exchange Commission on the written request of any such holder addressed to our Director of Investor Relations at Claire’s Stores, Inc., 350 Fifth Avenue, New York, New York 10118.
Section 16(a) Beneficial Ownership Reporting Compliance
     Section 16(a) of the Securities Exchange Act requires our directors and executive officers, as well as persons who own more than 10% of a registered class of our equity securities, collectively referred to as the reporting persons, to file reports of initial beneficial ownership and changes in beneficial ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and the New York Stock Exchange. These reporting persons are also required by Securities and Exchange Commission regulations to furnish us with copies of all such reports that they file.
     To our knowledge, based solely on a review of the copies of such reports furnished to us and representations that no other reports were required, during and with respect to fiscal 2006, all reporting persons have timely complied with all filing requirements applicable to them, other than one Form 4 relating to one day of sales within a series of sales of our common stock which occurred on June 9, 2005 by a partnership affiliated with our Co-CEOs, which was reported on a Form s filed on June 14, 2005, one day after the required due date. The other sales within these series of sales by the partnership were reported within the required two-day filing date.
INFORMATION CONCERNING SHAREHOLDER PROPOSALS
     Shareholders interested in presenting a proposal to be considered for inclusion in the proxy statement for presentation at the 2007 annual meeting of shareholders may do so by following the procedures prescribed in Securities and Exchange Commission Rule 14a-8. To be eligible for inclusion, shareholder proposals must be received by us on or before January 20, 2007.
     After the January 20, 2007 deadline, shareholders interested in presenting a proposal for consideration at the 2007 annual meeting of shareholders may submit the proposal and present it at the 2007 annual meeting, but we are not obligated to include the proposal in our proxy materials. Rule 14a-4 of the Securities and Exchange Commission’s proxy rules allows a company to use discretionary voting authority to vote on matters coming before an annual meeting of shareholders, if the company does not have notice of the matter at least 45 days before the date corresponding to the date on which the company first mailed its proxy materials for the prior year’s annual meeting of shareholders or the date specified by an overriding advance notice provision in the company’s bylaws. Accordingly, for our 2007 annual meeting of shareholders, a shareholder must submit such written notice to the corporate secretary on or before April 7, 2007.

OTHER MATTERS
     As of the date of this proxy statement, we are not aware of any matter to be presented for action at the meeting other than the matters set forth above. If any other matter is properly brought before the meeting for action by shareholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holders. By order of the board of directors,
MARLA L. SCHAEFER
Co-Chairman of the Board
E. BONNIE SCHAEFER
Co-Chairman of the Board
May 22, 2006

ANNUAL MEETING OF SHAREHOLDERS OF
CLAIRE’S STORES, INC.
COMMON STOCK
June 27, 2006
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.
â   Please detach along perforated line and mail in the envelope provided.   â
■

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
							FOR	AGAINST	ABSTAIN
1.	Election of Directors by the holders of the Common Stock and the Class A Common Stock, voting together as a single class.				2.	Ratification of the audit committee’s appointment of KPMG LLP as the Company’s independent registered public accounting firm.	☐	☐	☐

		NOMINEES:
☐	FOR ALL NOMINEES	¡ ¡	Marla L. Schaefer E. Bonnie Schaefer		3.	Approval of the shareholder proposal regarding the Company’s business operations in Northern Ireland.	☐	☐	☐
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡ ¡	Ira D. Kaplan Bruce G. Miller
☐	FOR ALL EXCEPT (See instructions below)	¡ ¡ ¡	Steven H. Tishman Ann Spector Lieff Martha Clark Goss		4.	In their discretion, said proxies are authorized to vote upon any other business which may properly come before the Meeting.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO CONTRARY INSTRUCTION IS INDICATED, THE VOTE OF THE UNDERSIGNED WILL BE CAST “FOR” ITEM 1, “FOR” ITEM 2 AND “AGAINST” ITEM 3.

THE BOARD OF DIRECTORS REQUESTS THAT YOU FILL IN, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
				☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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CLAIRE’S STORES, INC.
COMMON STOCK
ANNUAL MEETING OF SHAREHOLDERS - JUNE 27, 2006
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned, a shareholder of CLAIRE’S STORES, INC. (the “Company”), hereby revoking any proxy heretofore given, does hereby appoint Ms. Marla L. Schaefer and Ms. E. Bonnie Schaefer, or either of them, proxies with power of substitution, for and in the name of the undersigned to attend the Annual Meeting of Shareholders of the Company to be held at The St. Regis Fontainebleau Room, Two East 55th Street, at Fifth Avenue, New York, New York, on June 27, 2006 at 9:30 a.m., New York City time, or at any adjournment or postponement thereof, and there to vote, as designated on the reverse side, all shares of Common Stock of said Company which the undersigned would be entitled to vote if personally present at said meeting, all as described in the Proxy Statement dated May 22, 2006, receipt of which, together with the Annual Report to Shareholders is hereby acknowledged, as follows:
(Continued and to be signed on the reverse side.)

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ANNUAL MEETING OF SHAREHOLDERS OF
CLAIRE’S STORES, INC.
CLASS A COMMON STOCK
June 27, 2006
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.
â   Please detach along perforated line and mail in the envelope provided.   â
■

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
							FOR	AGAINST	ABSTAIN
1.	Election of Directors by the holders of the Common Stock and the Class A Common Stock, voting together as a single class.				2.	Ratification of the audit committee’s appointment of KPMG LLP as the Company’s independent registered public accounting firm.	☐	☐	☐

		NOMINEES:
☐	FOR ALL NOMINEES	¡ ¡	Marla L. Schaefer E. Bonnie Schaefer		3.	Approval of the shareholder proposal regarding the Company’s business operations in Northern Ireland.	☐	☐	☐
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡ ¡	Ira D. Kaplan Bruce G. Miller
☐	FOR ALL EXCEPT (See instructions below)	¡ ¡ ¡	Steven H. Tishman Ann Spector Lieff Martha Clark Goss		4.	In their discretion, said proxies are authorized to vote upon any other business which may properly come before the Meeting.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO CONTRARY INSTRUCTION IS INDICATED, THE VOTE OF THE UNDERSIGNED WILL BE CAST “FOR” ITEM 1, “FOR” ITEM 2 AND “AGAINST” ITEM 3.

THE BOARD OF DIRECTORS REQUESTS THAT YOU FILL IN, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
				☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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CLAIRE’S STORES, INC.
CLASS A COMMON STOCK
ANNUAL MEETING OF SHAREHOLDERS - JUNE 27, 2006
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned, a shareholder of CLAIRE’S STORES, INC. (the “Company”), hereby revoking any proxy heretofore given, does hereby appoint Ms. Marla L. Schaefer and Ms. E. Bonnie Schaefer, or either of them, proxies with power of substitution, for and in the name of the undersigned to attend the Annual Meeting of Shareholders of the Company to be held at The St. Regis Fontainebleau Room, Two East 55th Street, at Fifth Avenue, New York, New York, on June 27, 2006 at 9:30 a.m., New York City time, or at any adjournment or postponement thereof, and there to vote, as designated on the reverse side, all shares of Class A Common Stock of said Company which the undersigned would be entitled to vote if personally present at said meeting, all as described in the Proxy Statement dated May 22, 2006, receipt of which, together with the Annual Report to Shareholders is hereby acknowledged, as follows:
(Continued and to be signed on the reverse side.)

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